Exhibit 10.44

*** = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

STRICTLY CONFIDENTIAL

STRICTLY PRIVATE & CONFIDENTIAL

AMENDED AND RESTATED OFFTAKE SUPPLY AGREEMENT

between

Danone Asia Pte Ltd

and

Micromidas, Inc. (dba Origin Materials)

Dated May 17, 2019

1.	DEFINITIONS AND INTERPRETATION	3

2.	PURPOSE	17

3.	AGREEMENT STRUCTURE	17

4.	CONDITIONS PRECEDENT	18

5.	PIONEER PLANT AND DOWNSTREAM CONVERSION	20

6.	NEW PLANT	21

7.	PRODUCTION; QUALITY	22

8.	PRICE AND PAYMENT	25

9.	QUANTITIES	27

10.	ORDER – DELIVERY	27

11.	CUSTOMS CLEARANCE	28

12.	TITLE AND RISKS	29

13.	PRODUCTION CAPACITY - SECURITY INVENTORY	29

14.	PRIORITY RIGHTS TO ADDITIONAL PRODUCT	31

15.	REBATES	35

16.	AUDIT AND FINANCIAL REVIEW RIGHTS	36

17.	INTELLECTUAL PROPERTY	37

18.	FORCE MAJEURE EVENTS	38

19.	HARDSHIP	39

20.	TERM	39

21.	TERMINATION	40

22.	CONSEQUENCES OF EXPIRATION AND TERMINATION	41

23.	REPRESENTATIONS AND WARRANTIES - SPECIFIC COMMITMENT	43

24.	LIABILITY AND INSURANCE	45

25.	BREACH OF DEADLINE DATES	46

26.	DEVELOPMENTS/INNOVATIONS	46

27.	SERVICE LEVEL	47

28.	ACTIVITY REPORT	47

29.	CHANGE OF CONTROL	47

30.	COMPLIANCE WITH APPLICABLE LAWS	48

31.	COMPLIANCE WITH SUSTAINABILITY PRINCIPLES	48

32.	CRISIS MANAGEMENT	49

33.	CONFIDENTIALITY – PUBLIC ANNOUNCEMENTS	49

34.	NON SOLICITATION	49

35.	ASSIGNMENT	50

36.	SUBCONTRACTING	50

37.	MISCELLANEOUS	50

APPENDICES

Appendix 1	Consortium Agreement
Appendix 2	Technical Specifications Bio-pX
Appendix 3	Pricing, Invoice and Payment Conditions
Appendix 4	Timelines
Appendix 5	Sedex Platform
Appendix 6	Estimated Volume
Appendix 7	Danone Affiliates
Appendix 8	Supplier Affiliates
Appendix 9	Crisis Management Procedure
Appendix 10	Quality, Food & Safety Requirements
Appendix 11	Bio-PTA, Bio-PET and Bio-PEF Technical Specifications
Appendix 12	Technical Specifications Plastic Bottles
Appendix 13	Danone’s Sustainability Principles
Appendix 14	Parametric Pricing Chart for New Plant
Appendix 15	Confidentiality Agreement
Appendix 16	List of Consortium Members
Appendix 17	Account Information and Instructions
Appendix 18	Limited Intellectual Property License Agreement
Appendix 19	Form of Secured Promissory Note
Appendix 20	Form of Deposit Account Pledge and Control Agreements
Appendix 21	Real Estate Documents
Appendix 22	Form of Intercreditor Agreement
Appendix 23	Form of Security Agreement
Appendix 24	Danone’s Purchasing Code of Ethics
Appendix 25	List of Designated Parties and [***]
Appendix 26	Form of Share Pledge Agreement

AMENDED AND RESTATED OFFTAKE SUPPLY AGREEMENT

This Amended and Restated Offtake Supply Agreement (as defined below) is made on May 17, 2019 (Effective Date), between:

(1) Danone Asia Pte Ltd, a limited liability company organized and existing under the Laws of Singapore, whose registered office is at 1 Wallich Street, #18-01 Guoco Tower, Singapore 078881, acting in its name and on its behalf and in the name and on behalf of Danone Affiliates (as defined below);

(Danone);

And

(2) Micromidas, Inc., dba Origin Materials, a company organized and existing under the laws of the State of Delaware, whose principal office is at 930 Riverside Parkway, Suite 10, West Sacramento, CA 95605, United States of America, acting in its own name and on its behalf and in the name and on behalf of the Supplier Affiliates (as defined below);

(Supplier);

(Danone and the Supplier are hereafter referred to collectively as the Parties and individually as a Party).

WHEREAS:

A. Danone is a worldwide leading company specializing in the production and distribution of dairy products, beverages/waters, medical nutrition food and baby food, which products are associated with the values of quality and health;

B. Danone wishes to select a supplier that has the requisite knowledge, experience, technical skills and financial capacity to manufacture Bio-pX (as defined below). The Supplier has represented and warranted to Danone that Supplier (i) specializes in the manufacture and supply of key intermediates and plastics (including CMF (as defined below) from cellulosic materials, and (ii) has developed a variety of proprietary technologies to produce Bio-pX from such materials, which can be used for the production of plastic bottles. To produce such plastic bottles, the Bio-pX must be converted to Bio-PTA (as defined below) and then to Bio-PET (as defined below;

C. Danone and the Supplier entered into that certain Offtake Supply Agreement, dated as of November 7, 2016 (the Original Offtake Agreement), which set forth the terms and conditions on which the Supplier and the Supplier Affiliates (as defined therein) would produce Bio-pX from cellulosic materials, convert the Bio-pX to Bio-PET and supply Bio-PET to the Danone Affiliates to be used for the production of plastic bottles;

D. The Supplier has constructed a pilot plant in West Sacramento, California, United States of America;

E. As set forth in the Original Offtake Agreement, the Supplier previously intended to construct a commercial-scale facility located in the United States of America to be owned directly by Micromidas Pioneer, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Supplier (Micromidas Pioneer);

F. The Supplier now intends to construct its commercial-scale facility (Pioneer Plant) in Canada;

G. The Pioneer Plant will be constructed and owned by Origin Materials Canada Pioneer Limited, a corporation incorporated under the laws of the Province of New Brunswick and an indirect wholly-owned subsidiary of the Supplier (OMC Pioneer);

H. The Pioneer Plant will produce CMF (as defined below);

I. The CMF produced at the Pioneer Plant will be converted by one or more Third Party Manufacturers (collectively referred to as Associated PET Supply Chain), into either (i) Bio-pX (as defined below), then to Bio-PTA (as defined below), and then to Bio-PET (as defined below) or (ii) FDCA (as defined below), and then to Bio-PEF (as defined below);

J. Bio-PEF may be substituted for Bio-PET and supplied to the Danone Affiliates in accordance with the terms and conditions of this Offtake Supply Agreement;

K. Danone Research, Nestlé Waters Management & Technology, PepsiCo, Inc. and the Supplier have entered into that certain Second Amended Consortium Agreement, dated as of August 3, 2018 (as may be amended, restated, supplemented or otherwise modified from time to time, the Consortium Agreement); and

L. The Parties have agreed to amend and restate this Original Offtake Agreement on and subject to the terms and conditions set forth below to, among other things, (i) provide for the construction of the Pioneer Plant in Canada, (ii) replace Micromidas Pioneer with OMC Pioneer as a Supplier Affiliate, (iii) amend the repayment terms with respect to the advances (to be) made by Danone to the Supplier pursuant to Article 8.2 of the Original Offtake Agreement and the Original Secured Promissory Note, (iv) terminate the security interests and liens granted pursuant to the Terminated Security Documents (as defined below), (v) amend some commercial terms, including amongst other things, the price for the Products, the Minimum Purchase Amount and the Aggregate Premium Adjustment (as such term is used in the Original Offtake Agreement), (vi) release and discharge Micromidas Pioneer of its obligations under the Original Offtake Agreement, the Original Secured Promissory Note (as defined below) and the Terminated Security Documents, (vii) release and discharge Supplier of its obligations under the Original Pledge Agreement, and (viii) waive any potential breaches under the Original Offtake Agreement occurring prior to the Effective Date, which may have occurred as a result of the above or with the inclusion of PepsiCo, Inc. as a Consortium Member and investor in Supplier.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree to amend and restate the Original Offtake Agreement as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1 Definitions. In this Offtake Supply Agreement, the following terms will have the meanings set forth below:

Definition:	Meaning:

[***] Bio-Content Bio-PET	Bio-PET produced with [***] Bio-pX (made with [***] bio-ethylene) and [***] Bio-MEG produced at a large scale plant such as the New Plant, with no blending with petroleum based pX;

[***] Bio-Content Bio-PET	Bio-PET produced with [***] Bio-pX (made with oil-ethylene) and [***] Bio-MEG produced at a small scale plant such as the Pioneer Plant meaning with some blending with petroleum based pX;

[***] Bio-PET	Means Bio-PET derived from [***] Bio-PTA and [***] Bio-MEG;

AAA	The meaning ascribed to it in Article 8.2.2;

Affiliate	With respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, the terms “controlled” and “control” (including the terms “controlled by” or “under common control with”) mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

Amended and Restated Offtake Supply Agreement	The Original Offtake Agreement, including its Preamble and its Appendices, as amended and restated hereby;

Applicable Law	With respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Authority applicable to such Person and compliance with which is required with respect to the Parties’ respective obligations under this Offtake Supply Agreement;

Applicable Taxes	The meaning ascribed to it in Article 8.5;

Associated PEF Supply Chain	The meaning ascribed to it in Recital I;

Associated PET Supply Chain	The meaning ascribed to it in Recital H;

Assumed Obligations	The meaning ascribed to it in Article 37.10;

Definition:	Meaning:

Bankruptcy Event	With respect to any Person, (i) if such Person shall file in any court pursuant to any statute of the United States or of any state a petition in bankruptcy or insolvency, or shall file for reorganization or for the appointment of a receiver or a trustee of all or a material portion of such Person’s property, (ii) if such Person shall make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they fall due or seek, consent to or acquiesce in the appointment of a trustee, receiver or liquidator of any material portion of its property or (iii) if there shall be filed against such Person in any court, pursuant to any statute of the United States or of any state, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of such Person’s property, and within ninety (90) days after the commencement of any such proceeding, such petition shall not have been dismissed. Any similar event that shall occur to any Person under the laws of any foreign jurisdiction shall be deemed a Bankruptcy Event;

Bio-Content	Number of bio-sourced carbons divided by the total number of organic carbons contained in a material. Measurement shall be done with the following the standard: [***];

Bio-MEG	Monoethylene glycol produced from bio-sourced Feedstocks;

Bio-PEF	PEF made from FDCA with a Bio-Content greater than or equal to [***] if an oil-based co-monomer is used during the production and greater than or equal to [***] if a bio-based co-monomer is used during the production;

Bio-PET	PET made from Bio-pX and having a Bio-Content of at least [***] from the date hereof through the Commercial Operation Date New Plant, and Bio-Content greater than or equal to [***] if an oil-based co-monomer is used during the production and greater than or equal to [***] if a bio-based co-monomer is used during the production from and after the Commercial Operation Date New Plant; provided that, the relevant Danone Affiliate elects to pay the applicable premium associated with the purchase of bio-ethylene and Bio-MEG (at the time of production) that is required to create the applicable [***], [***] or [***] Bio-Content, as the case may be;

Bio-PTA	Bio-based PTA produced from Bio-pX;

Bio-pX	Bio-based pX produced from Feedstocks;

Business Day	Any day, other than Saturday, Sunday or any other day on which commercial banks in New York, New York or New Brunswick, Canada are authorized or required by Applicable Law to close;

Change in Law	The enactment, adoption, promulgation, modification, suspension or repeal of any Applicable Laws by any Governmental Authority, after the Effective Date except any laws related to taxes;

Change of Control	With respect to any Person:

Definition:	Meaning:

(i) any sale or issuance or series of sales and/or issuances of equity of such Person by such Person or any direct or indirect holders of such equity which results in any other Person or Persons (other than the direct or indirect owners of such equity as of the date hereof and any purchasers of the Series C Preferred Stock of the Supplier on or prior to the closing of the Supplier’s Series C Fundraising Round and their respective Affiliates, but not including Nestle Waters or PepsiCo) owning equity of such first mentioned Person possessing, if such Person is a corporation, the voting power (under ordinary circumstances) to elect a majority of such Person’s board of directors or equivalent governing body and, if such Person is a limited liability company, partnership, association or other business association, a majority of the ownership interests thereof;

(ii) any sale, lease or other transfer of all or substantially all of the assets of such Person and/or its subsidiaries on a consolidated basis in any transaction or series of transactions; or

(iii) any merger, consolidation or exchange to which such Person or the direct or indirect holders of its equity are a party and as a result of which any other Person or Persons (other than the direct or indirect owners of such equity as of the date hereof and their respective Affiliates and any purchaser of Series C Preferred Stock of the Supplier on or prior to the closing of the Supplier’s Series C Fundraising Round, but not including Nestle Waters or PepsiCo) owns, directly or indirectly, equity of such first mentioned Person possessing the voting power (under ordinary circumstances) to elect a majority of such Person’s board of directors, if such Person is a corporation, and if such Person is a limited liability company, partnership, association or other business association, a majority of the ownership interests thereof.

For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association, joint venture or other business entity gains or losses or shall be or control any manager, managing director, general partner or other Person with similar authority of or over such limited liability company, partnership, association, joint venture or other business entity, or owns, directly or indirectly, equity of any other business entity possessing the voting power (under ordinary circumstances), to elect a majority of such business entity’s governing body. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred as a result of any assignment in accordance with Article 35 below;

Definition:	Meaning:

CMF	Chloromethyl Furfural;

Code	The meaning ascribed to it in Article 31.7 and attached as Appendix 24;

Co-Products	The meaning ascribed to it in the Limited Intellectual Property License Agreement;

Commercial Operation Date New Plant	The commercial operation date of the New Plant, as demonstrated by the production at the New Plant of not less than [***] of CMF and the capacity to produce not less than [***] of CMF per year;

Commercial Operation Date Pioneer Plant	The commercial operation date of the Pioneer Plant, as demonstrated by the production at the Pioneer Plant of not less than [***] of CMF and the capacity to produce not less than [***] of CMF per year;

Confidentiality Agreement	The agreement attached as Appendix 15;

Confidential Information	The meaning ascribed to it in the Confidentiality Agreement;

Consequential Damages	Consequential, indirect, special and punitive damages including loss of profits, revenue, income, interest, savings, shelf-space, production and business opportunities; lost contracts, goodwill, and anticipated savings; loss of or damage to reputation or to data; and costs of recall of products, excluding incidental damages;

Consideration Rebate	The meaning ascribed to it in Article 15.1.2.

Consortium Agreement	The meaning ascribed to it in Recital K;

Consortium Members	Third parties who, in collaboration with and after mutual written agreement of the Parties, enter into an offtake supply agreement with the Supplier or a Supplier Affiliate to purchase and sell Bio-PET and become party to the Consortium Agreement. A list of the Consortium Members as of the Effective Date is attached as Appendix 16, which list may be modified, from time to time, by mutual written agreement of the Parties. Any Person added to Appendix 16 must enter into an offtake supply agreement with the Supplier;

Customized Design	Any Results created by the Supplier at the written request of Danone for the purposes of producing the Products for Danone Affiliates;

Definition:	Meaning:

Damages	The meaning ascribed to it in Article 24.1;

Danone	The meaning ascribed to it in the Preamble;

Danone Affiliates	The companies listed in Appendix 7 as amended from time to time by Danone;

Danone Group	Danone and Danone Affiliates;

Danone Inventory	Security Inventory and any other stock or inventory of Raw Material Products and/or Products owned by Danone Affiliates at any time produced by the New Plant and not by the Pioneer Plant;

Danone’s Market	The production, distribution, marketing and/or sale of (i) non-alcoholic beverages (including but not limited to (bottled) water, flavored water, enhanced flavored water, juices and nectar, aquadrinks, sodas, soft drinks, carbonates, still drinks, iced / ready to drink tea drinks and iced / ready to drink coffee drinks, sport drinks and energy drinks), (ii) milk based products, including dairy products, fermented or not, fresh or not, including but not limited to products based on milk and milk constituents (such as milk powder, whey, protein isolates, cream, butter milk), such as yogurt, fresh cheese and cream dessert, (iii) fermented plant based product, limited to desserts, drinks, or snacks, based on plant constituents such as plant proteins and vegetal fat, (iv) early life nutrition related products including (A) nutrition, (B) nutritional components or (C) nutritional supplements and any health benefits related to pregnancy and breast feeding, infant milk formula intended for use by infants under 6 or 12 months of age, follow-on milk formula intended for use by infants under 12 or young children up to 36 months of age, growing up milk formulas intended for use by young children over 12 months, or cereals and wet food and (v) foods and other products intended for the nutritional management of diseases and medical conditions and medical devises intended for the prevention or the treatment of a disease or a medical condition;

Definition:	Meaning:

Danone Qualified Feedstock	Those Feedstocks that (i) qualify as second generation feedstock, (ii) are not consumed by humans or animals directly or indirectly as food, and (iii) comprise and are limited to one or more of the following components: wood, wood products or by-products, corn stover, corn fiber, oat hulls, bagasse, old corrugated cardboard or paper, palm biomass (including empty fruit bunches, fronds and trunks) and molasses/blackstrap, and sugars or other products derived from any of the above. The addition of any components to Feedstocks, other than those listed above, will be subject to Danone’s prior written approval;

Danone Research	A company incorporated under the laws of France with its principle place of business at RD 128, 91767 Palaiseau Cedex, France, registered with the Registry of Commerce and Companies under number 971 502 448 RCS Evry;

Deadline Dates	The Pioneer Plant Deadline Date, the Pioneer Plant Bio-PET Deadline Date, the New Plant Deadline Date and the New Plant Bio-PET Deadline Date, collectively or individually, as applicable;

Deposit Account Pledge and Control Agreements	(i) That certain Bank Account Pledge and Security Agreement, dated as of November 7, 2016, by and between the Supplier and Danone and (ii) that certain Deposit Account Control Agreement, dated as of November 7, 2016, among Silicon Valley Bank, the Supplier and Danone, each in the form attached as Appendix 20;

Designated Party	The Persons designated as such on Appendix 25 hereto that may be modified by Danone, provided that: (i) Appendix 25 shall be modified no more frequently than once annually, which modification shall occur, if at all, during the thirty (30) days immediately prior to the anniversary of the Effective Date or else waived for that specific year; (ii) the total number of Designated Parties shall be not greater than ten (10) Persons (including [***]); and (iii) each such entity (or commonly controlled group of entities) must be a consumer goods company, a majority of whose revenue is derived from food and/or nonalcoholic beverages;

DMF	Dimethylfuran;

Effective Date	The meaning ascribed to it in the Preamble;

Expected Commercial Operation Date Pioneer Plant	The meaning ascribed to it in Appendix 4;

Expected Commercial Operation Date New Plant	The meaning ascribed to it in Appendix 4;

Feedstocks	The cellulosic or carbohydrate material used by the Supplier and/or the Supplier Affiliates in the manufacture of Raw Material;

FDCA	Furan Dicarboxylic Acid;

FOB or FOB Incoterms	EXW the Bio-PET converter’s facility

Definition:	Meaning:

Force Majeure Event	The meaning ascribed to it in Article 18.2;

GAAP	Generally accepted accounting principles as promulgated by the Financial Accounting Standards Board, as in effect from time to time;

Governmental Authority	Any national (United States of America or other foreign country), provincial or local government, any political subdivision or any governmental, quasigovernmental, judicial, public or statutory instrumentality, authority, agency, body, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative power or functions of or pertaining to government;

Improvements	Any improvements or revisions to, or modifications of, any Technical Specifications and/or Danone’s Pre-Existing IP made by Danone and/or, with Danone’s prior written consent, the Supplier;

Intellectual Property Rights	Any or all of the following and all rights associated therewith: (i) all domestic and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor; (vi) all trade names, domain names, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith; and (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded and all documentation related to any of the foregoing;

Intercreditor Agreement	That certain Pari Passu Intercreditor Agreement, which may be entered into after the date hereof, among the Supplier, OMC Pioneer, Nestlé Waters Management & Technology and Danone, in the form attached as Appendix 22 (as may be amended, restated, supplemented or otherwise modified from time to time);

Definition:	Meaning:
LCA	Life cycle assessment to assess environmental impacts associated with all the stages of a Product’s life from cradle to grave;

LCA Requirements	The meaning ascribed to it in Article 4.1;

Limited Intellectual Property License Agreement	That certain Nonexclusive Patent and Know-How License Agreement, dated as of November 7, 2016, by and among the Supplier, Danone and Nestlé Waters Management & Technology in the form attached hereto as Appendix 18 (as may be amended, restated, supplemented or otherwise modified from time to time);

Lien	“Lien” means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a capital lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise;

Liquidated Damages	The meaning ascribed to it in Article 25;

Long Stop Dates	The Pioneer Plant Long Stop Date, the Pioneer Plant Bio-PET Long Stop Date, the New Plant Long Stop Date and the New Plant Bio-PET Long Stop Date, collectively or individually, as applicable;

MEG	Mono-Ethylene Glycol;

MT	Metric ton;

[***]	[***]

Material Adverse Change

Any event, circumstance, development, state of facts, occurrence, change or effect that has had or would reasonably be expected to result in a material adverse change in (i) the business, properties, assets (tangible and intangible), condition

(financial or otherwise) or results of operations of a Party or (ii) the ability of a Party to perform its obligations under this Agreement. “Material Adverse Change” shall not include any Force Majeure Event which will be governed by Article 18;

Definition:	Meaning:

Membership Interest Pledge	The membership interest pledge agreement is in the form of Appendix 26;

Micromidas Pioneer	The meaning ascribed to it in Recital E;

Minimum Purchase Amount	The meaning ascribed to it in Article 9.1;

New Plant	The first plant, or the single integrated complex of plants, constructed after the construction of the Pioneer Plant (i) that is developed, constructed, owned, in whole or in part, or operated, directly or indirectly, by or on behalf of the Supplier or any Affiliate thereof individually or jointly with any third party or (ii) that is developed, constructed, owned or operated by any third party to which the Supplier or any Affiliate thereof has directly or indirectly licensed any Intellectual Property Rights, in each case, at which Raw Materials are manufactured by any such Person;

New Plant Bio-PET Long Stop Date	The meaning ascribed to it in Appendix 4;

New Plant Bio-PET Deadline Date	The meaning ascribed to it in Appendix 4;

New Plant Deadline Date	The meaning ascribed to it in Appendix 4;

New Plant Long Stop Date	The meaning ascribed to it in Appendix 4;

New Plant Offtake Supply Agreement	The meaning ascribed to it in Article 6.2.1;

Offtake Liabilities	The meaning ascribed to it in Article 37.10;

Offtake Supply Agreement or this Agreement	This offtake supply agreement, including its Preamble and its Appendices, as amended, restated, supplemented or otherwise modified from time to time;

OMC Pioneer	The meaning ascribed to it in Recital G;

Orders	The purchase orders placed from time to time by any Danone Affiliate with the Supplier or any Supplier Affiliate for the supply of Products, pursuant to the terms of this Offtake Supply Agreement;

Original Offtake Agreement	The meaning ascribed to it in Recital C;

Original Pledge Agreement	That certain Pledge and Security Agreement, dated as of November 7, 2016, made by the Supplier for the benefit of Danone;

Definition:	Meaning:

Original Secured Promissory Note	That certain Secured Promissory Note, dated as of November 7, 2016, by and between Micromidas Pioneer and Danone;

Original Security Agreement	That certain Security Agreement, dated as of November 7, 2016, by and between Micromidas Pioneer and Danone;

Other Plant	Any plant or single integrated complex of plants other than the Pioneer Plant or New Plant, for which the commercial operation date occurs prior to expiration of the right of first offer period, as provided in Article 14.8, that produces Products and that the Supplier or any Affiliate thereof develops, constructs, owns (in whole or in part) or operates directly or indirectly or any plant that is constructed, owned or operated by any third party with which the Supplier and any Affiliate thereof is a joint venturer or partner or to which the Supplier or any Supplier Affiliate has directly or indirectly licensed any Intellectual Property Rights in connection with such plant to produce Products;

Parties	The meaning ascribed to it in the Preamble;

Party	The meaning ascribed to it in the Preamble;

PEF	Polyethylene Furanoate;

Permitted Liens

(i) Liens in favor, or for the benefit, of Danone pursuant to the Security Documents;

(ii) Liens for taxes, assessments and other governmental charges that are not yet due or being diligently contested in good faith by appropriate proceedings and, in each case, for which the applicable Person maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;

(iii) Liens of carriers, warehousemen and materialmen arising in the ordinary course of business as a matter of law (other than mechanics liens) for sums that are not yet due or being diligently contested in good faith by appropriate proceedings by the Supplier or any Supplier Affiliate and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which the Supplier or such Supplier Affiliate maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;

Definition:	Meaning:

(iv) Liens of no more than Fifty Thousand Dollars ($50,000 USD) in the aggregate securing judgments for the payment of money not constituting an Event of Default (as defined in the Secured Promissory Note); provided that the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are the subject of a contest being diligently conducted in good faith by appropriate proceedings and for which the applicable Person maintains adequate reserves in accordance with GAAP;

(v) Normal and customary rights of setoff on funds deposited in a deposit account in favor of a bank or other depository institution at which the Supplier or any Supplier Affiliate maintains such deposit account, which offset rights are limited to ordinary course fees and bank charges due from the Supplier or such Supplier Affiliate; and

(vi) Subject to Danone’s review and consent, which shall not be unreasonably withheld, Liens on inventory securing the WIP Debt if and when incurred by Supplier.

Person	Any individual, sole proprietorship, general partnership, limited partnership, corporation, business trust, trust, joint venture, limited liability company, association, joint stock company, bank, unincorporated organization or any other form of entity;

PET	Polyethylene Terephthalate;

Pioneer Plant	The meaning ascribed to it in Recital F;

Pioneer Plant Bio-PET Deadline Date	The meaning ascribed to it in Appendix 4;

Pioneer Plant Bio-PET Long Stop Date	The meaning ascribed to it in Appendix 4;

Pioneer Plant Long Stop Date	The meaning ascribed to it in Appendix 4;

Pioneer Plant Deadline Date	The meaning ascribed to it in Appendix 4;

Definition:	Meaning:

Pre-Existing IP	Any Confidential Information (including but not limited to, results, data or reports) inventions, software, know-how, literary and artistic works, symbols, names, images, designs and any creation of the mind covered or not by an Intellectual Property Right (including industrial property right), which is (i) owned or in possession of a Party prior to the Effective Date, or (ii) obtained after the effective date of the Original Offtake Agreement by such Party through acquisition of such Intellectual Property Rights from a third party, or (iii) conceived or developed outside the scope and framework of the Consortium Agreement;

Pro Rata Share	One divided by the number of Consortium Members (which number shall exclude, for the purposes of this definition only, Supplier);

Product	Bio-PET or Bio-PEF, as applicable;

Program	The technical program undertaken by the Consortium Members pursuant to the Consortium Agreement;

PTA	Purified Terephthalic Acid;

pX	Para-Xylene;

Raw Material	Bio-pX and/or FDCA, as applicable;

Raw Material Products	Bio-pX, Bio-PTA and/or FDCA, as applicable;

Real Estate Documents	The meaning ascribed to it in Appendix 21;

Representatives	A Party’s and its Affiliates’ representatives, officers, directors, employees, consultants, contractors and agents;

Rebates	The meaning ascribed to it in Article 15.1.2.

Sample Bio-pX	The representative samples of Bio-pX delivered by the Supplier to Danone pursuant to the Consortium Agreement;

Sales Rebate	The meaning ascribed to it in Article 15.1.1.

Secured Promissory Note	That certain Amended and Restated Secured Promissory Note, dated as of the date hereof, made by the Supplier, Origin Materials Canada Holding Limited and OMC Pioneer in favor of Danone (as may be amended, restated, supplemented or otherwise modified from time to time);

Security Agreement	That certain General Security Agreement, dated as of the date hereof, between OMC Pioneer and Danone, in the form attached as Appendix 23 (as may be amended, restated, supplemented or otherwise modified from time to time);

Security Documents	The Secured Promissory Note, the Share Pledge Agreement, the Deposit Account Pledge and Control Agreements, the Real Estate Documents and the Security Agreement;

Definition:	Meaning:

Security Inventory	The meaning ascribed to it in Article 13.2;

[***]	[***];

Services and Supply Agreement	An agreement entered into between the Supplier and Third Party Manufacturer(s) for the conversion of the Raw Material Products to Products, which shall be delivered to the Danone Affiliates on terms and conditions consistent with this Offtake Supply Agreement;

Share Pledge Agreement	That certain Share Pledge Agreement, dated as of the date hereof, between Origin Materials Canada Holding Limited and Danone, in the form attached as Appendix 26 (as may be amended, restated, supplemented or otherwise modified from time to time);

Start Date	The date on which all of the conditions precedent set forth in Article 4.1 have been fulfilled or, if applicable, waived, as set forth in Article 4.2;

Subject Property	The real property located at in the City of Sarnia comprising the whole of PIN 43286-0052 (LT).

Supplier	The meaning ascribed to it in the Preamble;

Supplier Affiliates	The companies listed in Appendix 8 as amended from time to time by the Supplier;

Supplier Group	The Supplier and the Supplier Affiliates;

Supplier’s Series C	The sale by the Supplier of its Series C Preferred Stock for not less than [***] USD in cash to finance the construction of the Pioneer Plant and other activities contemplated by this Offtake Supply Agreement;

Technical Specifications	The Technical Specifications Bio-PET and the Technical Specifications Bio-pX, collectively or individually, as applicable;

Technical Specifications Bio-PET	The quality and food safety requirements the Bio-PET must meet as described in Appendix 11, as may be amended from time to time in accordance with Article 7.5;

Technical Specifications Bio-Px	The quality and food safety requirements the Bio-pX described in Appendix 2 as may be amended from time to time in accordance with Article 7.5;

Definition:	Meaning:

Technical Specifications Plastic Bottles	The quality and food safety requirements for plastic bottles described in Appendix 12, as may be amended from time to time in accordance with Article 7.5;

Term	The meaning ascribed to it in Article 20.1;

Terminated Security Documents	The Original Pledge Agreement and the Original Security Agreement, collectively or individually, as applicable;

Third Party Manufacturer	Any third party with which the Supplier and/or the Supplier Affiliates contract from time to time, subject to prior written approval by Danone, which shall not be unreasonably withheld, conditioned or delayed, to convert Raw Material Products to Products; and

WIP Debt	Debt financing of the Supplier or the Supplier Affiliates principally, but not necessarily exclusively, secured by inventory collateral.

1.2 Interpretation. In this Offtake Supply Agreement, where the context admits:

1.2.1 reference to a statutory provision includes reference to:

(i) any order, regulation, statutory instrument or other subsidiary legislation at any time made under it for the time being in force;

(ii) any modification, amendment, consolidation, re-enactment or replacement of it or provision of which it is a modification, amendment, consolidation, re-enactment or replacement;

1.2.2 reference to a Preamble, Article or Appendix is to a preamble, article or appendix of or to this Offtake Supply Agreement, respectively;

1.2.3 reference to the Parties includes their respective successors and permitted assigns;

1.2.4 reference to any Party to this Offtake Supply Agreement comprising more than one person includes each person constituting that Party;

1.2.5 reference to any agreement, document or other instrument means such agreement, document or other instrument as amended, restated, supplemented or otherwise modified from time to time, in accordance with the terms and conditions of this Offtake Supply Agreement;

1.2.6 reference to any gender includes the other genders;

1.2.7 words in the singular include the plural and in the plural include the singular;

1.2.8 the index and headings are for ease of reference only and shall not affect the construction or interpretation of this Offtake Supply Agreement;

1.2.9 reference to the words “include,” “includes” and “including” means include, includes and including “without limitation”; and

1.2.10 this Offtake Supply Agreement incorporates its recitals and the appendices to it.

2.	PURPOSE

2.1 Subject to the terms of this Offtake Supply Agreement and the Orders, the Parties agree that:

2.1.1 the Supplier and/or relevant Supplier Affiliates shall manufacture and supply Raw Material, convert or have such Raw Material converted to the Products, and supply the Products to the relevant Danone Affiliate; and

2.1.2 the relevant Danone Affiliate shall order the Products from the Supplier and/or the relevant Supplier Affiliates and pay the Supplier and/or the relevant Supplier Affiliates therefor.

3.	AGREEMENT STRUCTURE

3.1 Offtake Supply Agreement. This Offtake Supply Agreement sets forth the terms and conditions which shall govern the overall obligations, responsibilities and liabilities of the Parties and, as applicable, of the Danone Affiliates and Supplier Affiliates, in connection with the purpose set forth in Article 2.

3.2 Orders. Pursuant to this Offtake Supply Agreement, any Danone Affiliate may, from time to time, place Orders with the Supplier and/or Supplier Affiliates according to the terms and conditions of Article 10.

3.2.1 Each Order shall be governed by the provisions of this Offtake Supply Agreement.

3.2.2 Any amendment to this Offtake Supply Agreement shall automatically apply to each Order issued following the effective date of such amendment; provided, that upon mutual written agreement of the Parties, any amendment may apply to previously issued and unfulfilled Orders.

3.3 Independent Companies. Danone and each of the Danone Affiliates are independent companies. As more specifically set forth in Article 37.10 with respect to Danone, Danone shall not be bound by any obligation of any Danone Affiliate and, unless specifically set forth in this Offtake Supply Agreement, no Danone Affiliate shall be bound by any obligation of Danone, or any other Danone Affiliate under this Offtake Supply Agreement.

3.4 Application to Affiliates. Subject to Articles 3.3 and 37.10, this Offtake Supply Agreement shall apply to the Danone Affiliates and to the Supplier Affiliates with respect to the purchase and sale of the Products. Danone may amend from time to time Appendix 7 in writing in order to reflect the members of the Danone Group and shall promptly inform the Supplier of any such amendment, provided that no such amendment shall adversely affect the rights or obligations of the Supplier hereunder. The Supplier may amend from time to time Appendix 8 in writing in order to reflect the members of the Supplier Group and shall promptly inform Danone of any such amendment, provided that no such amendment shall adversely affect the rights or obligations of Danone hereunder.

4.	CONDITIONS PRECEDENT

4.1 Conditions Precedent. The purchase and sale obligations of the Danone Affiliates and the Supplier and Supplier Affiliates under this Offtake Supply Agreement shall become effective upon the Start Date, subject to the fulfilment of each of the following conditions precedent:

(i) The results of all Sample Bio-pX and quality tests described in the Consortium Agreement (but not including the recyclability tests described therein) shall be satisfactory to Danone in its reasonable discretion;

(ii) The Commercial Operation Date Pioneer Plant shall have occurred before the Pioneer Plant Long Stop Date;

(iii) The Supplier, or a third party expert jointly selected by the Parties, shall have provided evidence satisfactory to Danone, in its reasonable discretion, that (i) Bio-pX produced by the Pioneer Plant fully meets the Technical Specifications Bio-pX; (ii) the Supplier can meet the Minimum Purchase Amount to be supplied to the Danone Affiliates pursuant to Article 9; and (iii) the Pioneer Plant, together with the Third Party Manufacturers, shall be capable of manufacturing within the time periods contemplated hereby containing a minimum of [***] Bio-Content;

(iv) Danone shall have completed a preliminary evaluation of samples of Bio-PET containing Bio-pX produced at the Pioneer Plant and determined (in no event longer than [***] following receipt of such Bio-PET samples from the Supplier), in Danone’s reasonable discretion, that such Bio-PET (i) meets the industry standards and the specific additional objective specifications, including as to quality and food safety requirements set forth in Appendix 10; (ii) meets the quality standards and specifications of the Technical Specifications Bio-PET set forth in Appendix 11; and (iii) can be used on a commercial scale to produce plastic bottles which meet the Technical Specifications Plastic Bottles set forth in Appendix 12. Danone shall give written notice of the foregoing determination to the Supplier within such [***] period;

(v)

•

The Supplier shall have caused a qualified and professional third party to produce an LCA, the costs of which will be borne by the Consortium Members, which third party shall be acceptable to Danone, and shall demonstrate to Danone, in each case, to its reasonable discretion, that the following criteria regarding the supply of Products from the Pioneer Plant shall be met The water consumption will not be higher than to manufacture comparable quantities of 100% oil-based PET;

•	For the Bio-PET: reduction of the carbon (CO2) footprint by at least [***] as compared with the carbon (CO2) footprint of 100% oil based PET;

•	For the Bio PEF: reduction of the carbon (CO2) footprint by at least [***], as compared with the carbon (CO2) footprint of 100% oil based PET (collectively, the LCA Requirements);

Subject to mutual written agreement between the Consortium Members, Supplier and Danone, the Parties may agree in writing on a different methodology to be used to assess the LCA Requirements and/or amend the LCA Requirements.

(vi) Danone shall have determined in its reasonable discretion that the Products meet the quality requirements set in forth in Articles 2 and 7;

(vii) No Material Adverse Change with respect to either Party (other than, with respect to the Supplier, by reason of the non-fulfilment of the conditions precedent set forth in this Article 4.1) shall have occurred prior to the date when each of the conditions precedent listed in sub-paragraphs (i) through (vi) above has been fulfilled or waived by the other Party; provided that each Party undertakes to notify the other Party of the occurrence of any such Material Adverse Change promptly upon acquiring knowledge thereof and provided, further that the failure by a Party to comply with this notice obligation shall entitle the other Party to forthwith terminate this Offtake Supply Agreement by written notice to the other Party; and

The Supplier shall notify Danone in writing following the fulfilment of each of the conditions precedent referred to in Articles 4.1(ii) and (vii) (as to the Supplier).

4.2 Waiver of the Conditions Precedent. The conditions precedent set forth in Article 4.1 (other than Article 4.1(vii) as to a Material Adverse Change with respect to Danone) are all stipulated for the exclusive benefit of Danone, and Danone may therefore waive any such condition precedent in writing at its sole and absolute discretion.

4.3 Fulfilment of the Conditions Precedent.

4.3.1 The Supplier shall use its reasonable efforts to fulfil the conditions precedent set forth in Article 4.1 as soon as practicable. Danone shall use its reasonable efforts to satisfy those provisions of such conditions precedent that are within its reasonable control. In the event a Party becomes aware that any such condition precedent cannot be fulfilled or its fulfilment may be materially delayed, it shall promptly inform the other Party, and the Parties shall consult with one another regarding the fulfilment of such condition and any possible modification of, or extension of time to fulfil, such condition precedent, that is acceptable to both Parties, each in its sole discretion, without prejudice to Danone’s right to terminate this Agreement pursuant to and in accordance with Article 4.4.1 as a result of such non-fulfillment. Any agreement between the Parties, if any, on a possible modification or extension of any such condition precedent, shall be subject to a specific written amendment to this Offtake Supply Agreement.

4.3.2 In the event the conditions precedent set forth in Articles 4.1(i), (iii), (iv), (v), (vi) and (vii) (as to Danone) shall have been fulfilled, Danone shall evidence such fulfilment by written notice to the Supplier within [***] of such fulfilment. Any waiver by Danone of the fulfilment of any of the said conditions precedent shall be made solely by a written statement, executed by Danone, pursuant to which Danone expressly, specifically and definitively shall waive the benefit of such condition.

4.4 Termination.

4.4.1 The Start Date is anticipated to be the Expected Commercial Operation Date Pioneer Plant and will be no later than the Pioneer Plant Long Stop Date. In the event that any condition precedent set forth in Article 4.1 has not been fulfilled or, if applicable, waived by Danone, by the Pioneer Plant Long Stop Date, then unless otherwise agreed in writing by the Parties, this Offtake Supply Agreement shall terminate automatically and immediately, without any further action by either Party and without further liability, except as otherwise provided in Articles 21, 22, 24 and 25.

5.	PIONEER PLANT AND DOWNSTREAM CONVERSION

5.1 For the purpose of manufacturing the quantities of Bio-pX set forth in Article 9 and converting Raw Material to the Products in accordance with this Offtake Supply Agreement, the Supplier shall (or shall cause the relevant Supplier Affiliate to) (i) construct the Pioneer Plant with a capacity to produce an annual volume of CMF to supply not less than [***] of the maximum requested Bio-PET volumes by any Danone Affiliate pursuant to Appendix 6, (ii) contract with or otherwise obtain the services of and otherwise cause the Associated PET Supply Chain and, if applicable, the Associated PEF Supply Chain to produce the Raw Material and (iii) contract with or otherwise obtain the services of and otherwise cause Third Party Manufacturer(s) to convert the Raw Material Products to Products, in each case, as may be necessary to fulfil the obligations of the Supplier under this Offtake Supply Agreement.

5.2 The Supplier and/or the relevant Supplier Affiliate shall be responsible for the design, construction, equipping, choice of the contractors, financing and performance of all other necessary actions to build and operate the Pioneer Plant (including but not limited to obtaining all necessary permits and complying with all Applicable Laws), shall bear all related costs and expenses in relation to the Pioneer Plant, and shall retain and otherwise obtain the services of the Associated PET Supply Chain and, if applicable, the Associated PEF Supply Chain and the Third Party Manufacturer(s) to fulfil the Supplier’s obligations hereunder.

5.3 From and after the Start Date, the Supplier shall (or shall cause the relevant Supplier Affiliate to), within the timeframe and various milestones set forth in Appendix 4, commence and continue or cause the Associated PET Supply Chain and, if applicable, the Associated PEF Supply Chain and Third Party Manufacturer(s) to commence and continue the manufacture of Products in the agreed quantities set forth in Appendix 6 and convert the Raw Material Products into the Products in accordance with Appendix 4.

5.4 The Supplier shall (or shall cause the relevant Supplier Affiliate to) keep Danone regularly informed about the progress made and material events in relation to the construction of the Pioneer Plant, and the arrangements for the Associated PET Supply Chain and, if applicable, the Associated PEF Supply Chain and the Third Party Manufacturer(s) through monthly progress reports. In particular, the Supplier shall (or shall cause the relevant Supplier Affiliate to) provide appropriate documentation to Danone evidencing the completion of each of the milestones referred to in Appendix 4 relating to the Pioneer Plant.

5.5 In the event the Supplier actually becomes aware that there is a substantial likelihood that any milestone set forth in Appendix 4 may not be met, the Supplier shall promptly notify and provide Danone with a reasonable estimate of the new timeline and what measures the Supplier or the relevant Supplier Affiliate will take to ensure that the Pioneer Plant Long Stop Date and the Pioneer Plant Bio-PET Long Stop Date will still be met.

5.6 In the event the Supplier obtains actual knowledge at any time that there exists a substantial likelihood that either (i) the Pioneer Plant Long Stop Date or (ii) the Pioneer Plant Bio-PET Long Stop Date will not be met, the Supplier shall give Danone notice thereof and the following shall apply:

5.6.1 The Parties shall promptly consult on possible actions to mitigate the impact of the delay on Danone’s and/or the Danone Affiliates’ operations with respect to the delay in the production of the Products. [***]; and

5.6.2 If the Parties do not reach any agreement that is contemplated in Article 5.6.1, Danone may terminate this Offtake Supply Agreement by written notice to the Supplier (without liability to the Supplier and Supplier Affiliates and without prejudice to any damages, rights or remedies to which Danone may be entitled).

5.7 The Danone Affiliates shall have the right to purchase Bio-PEF, if available, rather than Bio-PET for all or any of the volume of Bio-PET that the Danone Affiliates would otherwise have the right to purchase hereunder. The Danone Affiliates shall pay any reasonable costs incurred by the Supplier to terminate or otherwise modify any agreement with a Third Party Manufacturer in connection therewith. The Supplier shall cooperate reasonably with the Danone Affiliates to minimize such costs.

6.	NEW PLANT

6.1 New Plant Timing.

6.1.1 Following the Commercial Operation Date Pioneer Plant, the Supplier shall use its best efforts to construct (or arrange for the construction of) and complete a New Plant on or before the Expected Commercial Operation Date New Plant.

6.1.2 The New Plant shall be capable of producing commercial quantities of [***] Bio-Content based CMF from [***] Danone Qualified Feedstock which shall be in sufficient quantities and suitable for conversion into at least [***] per annum of [***] Bio-Content based Bio-pX or FDCA in accordance with the Technical Specifications. The expected costs of production of the New Plant are set forth in the parametric pricing charts, which are based on the technology that the Supplier expects to develop and are set forth in Appendix 14.

6.1.3 In respect of the New Plant’s production:

6.1.3.1 Danone and/or the relevant Danone Affiliates shall have the option, exercisable by written notice to the Supplier on or before the [***] anniversary of the first commercial delivery of Bio-PET to the applicable Danone Affiliate facility from the Pioneer Plant that complies with both (i) the Danone specifications and (ii) the other applicable terms and conditions, in each case as set forth in this Offtake Supply Agreement, to purchase up to [***] of either Bio-pX or FDCA per annum over a maximum term of [***] years and at a maximum price of the lower of (a) USD [***] per [***] or (b) [***] of the price of petro-based pX at the time of purchase by the relevant Danone Affiliate (or, if a third party has introduced commercial quantities of Bio-PET onto Danone’s Market before Danone has done so, [***] of such price);

6.1.3.2 For the avoidance of any doubt, Danone and the Danone Affiliates shall have no obligation to exercise any such rights set forth in Article 6.1.3.1.

6.1.4 If (i) Danone or a Danone Affiliate exercises the option set forth in Article 6.1.3.1 with respect to the purchase of at least a total of [***] of Bio-pX over a [***] period, (ii) within [***] after the exercise of such option, the Supplier or Supplier Affiliate fails to enter into an offtake agreement with Danone or a Danone Affiliate consistent with such option terms and (iii) the Supplier or any Affiliate thereof directly or indirectly constructs (or arranges for the construction of or licenses its Intellectual Property Rights to a third party for the construction of) the New Plant, then the Supplier will pay to Danone in cash, within [***] after the Commercial Operation Date New Plant, an amount equal to the [***], which payment shall be Danone’s and each Danone Affiliate’s sole and exclusive remedy for such failure. All other applicable terms of this Offtake Supply Agreement shall continue in effect after the Parties enter into such offtake agreement.

6.1.5 Notwithstanding the foregoing Article 6.1.4, if all the conditions set forth in clauses (i) through (iii) of Article 6.1.4 are met and, in addition, a New Plant is constructed that produces FDCA but does not produce Bio-pX, then either (i) the Supplier will pay to Danone in cash within [***] after the Commercial Operation Date New Plant, an amount equal to the [***]; or (ii) Danone shall have the right, exercisable in its discretion by written notice to the Supplier to cancel the option that it shall have exercised pursuant to Article 6.1.4 and elect to purchase FDCA rather than Bio-pX at the same price, volume and other terms and conditions applicable to Bio-pX. Danone shall elect either of (i) or (ii) above within [***] after the Commercial Operation Date New Plant, and if Danone elects to purchase FDCA, such right must be exercised within [***] after the exercise of such option pursuant to Article 6.1.4.

6.2 If (i) Danone and/or the relevant Danone Affiliates exercises the option set forth in Article 6.1.3.1 with respect the purchase of at least a total of [***] of Bio-pX over a [***] period and (ii) in the event any of the following conditions are not met on or prior to the New Plant Long Stop Date, Danone shall have the right to terminate this Offtake Supply Agreement by written notice to the Supplier without any liability to the Supplier or the Supplier Affiliates and without prejudice to any damages, rights or remedies to which Danone may be entitled:

6.2.1 Danone or a Danone Affiliate and the Supplier shall have entered into an offtake supply agreement for the New Plant on terms consistent with the option exercised in accordance with Article 6.1.3.1 (New Plant Offtake Supply Agreement).

6.2.2 On or prior to the Expected Commercial Operation Date New Plant, the New Plant shall be fully capable of producing commercial quantities of [***] Bio-Content based CMF from [***] Danone Qualified Feedstock which shall be suitable for conversion into [***] Bio-Content based Bio-pX or FDCA, as appropriate, in order to satisfy the option exercised by Danone in accordance with Article 6.1.3.1 or Article 6.1.5.

6.3 Danone and the Danone Affiliates shall have the right to direct the Supplier and the Supplier Affiliates to source the agreed quantities of Products as set forth in Article 9 that otherwise are to be supplied pursuant to this Offtake Supply Agreement from the New Plant, rather than from the Pioneer Plant. The terms and conditions, including the price, for such Products shall remain unchanged from those set forth in Appendix 3 (unless Danone elects to utilize bio-ethylene, in which case the provisions of Article 7.1.6 will apply).

7.	PRODUCTION; QUALITY

7.1 Quality Requirement.

7.1.1 The Supplier shall and shall cause the relevant Supplier Affiliates, the Associated PET Supply Chain, the Associated PEF Supply Chain and the Third Party Manufacturers, as applicable, to manufacture Raw Material and arrange for the conversion of or convert the Raw Material to Products in full compliance with this Offtake Supply Agreement, including but not limited to the Technical Specifications, the Technical Specifications Plastic Bottles, the LCA Requirements and all Applicable Laws related to the Raw Material Products, the Products and the procurement, manufacture, handling, transport, storage, packaging and delivery of Raw Material Products and Products in all relevant jurisdictions.

7.1.2 The Supplier or the relevant Supplier Affiliate shall be fully responsible for the operations of the Pioneer Plant, the conversion process of Raw Material to Products, the Associated PET Supply Chain and, if applicable, the Associated PEF Supply Chain and Third Party Manufacturer(s).

7.1.3 The Supplier or the relevant Supplier Affiliate shall cause the Associated PET Supply Chain to be arranged, designed and constructed to be capable of utilizing petro-ethylene or bio-ethylene for the purpose of manufacturing the Raw Material in sufficient quantities to satisfy the Supplier’s obligations hereunder.

7.1.4 The Supplier or the relevant Supplier Affiliate shall cause the Third Party Manufacturers to be capable of manufacturing Products from Raw Material in sufficient quantities to satisfy the Supplier’s obligations hereunder.

7.1.5 No delegation of responsibility to the Associated PET Supply Chain, the Associated PEF Supply Chain or Third Party Manufacturers shall release the Supplier or the relevant Supplier Affiliate from its obligations hereunder.

7.1.6 In the event any Danone Affiliate wishes to secure and provide bio-ethylene to the Supplier or any Supplier Affiliate, it shall inform the Supplier or such Supplier Affiliate thereof in writing and the purchase price as set forth in Appendix 3 will be adjusted after each production of Bio-PET by an amount equal to the corresponding potential change in price of bio-ethylene versus petro-ethylene sourcing at the time of production.

7.1.7 The Supplier shall at all times comply with all of its obligations under any contract, purchase order or other agreement between it and any member of the Associated PET Supply Chain and the Associated PEF Supply Chain, and each Third Party Manufacturer.

7.1.8 From time to time upon request by Danone, the Supplier shall (or shall cause the relevant Supplier Affiliate to) produce FDCA instead of Bio-pX at the Pioneer Plant.

7.2 Cooperation between the Parties. Upon request by the Supplier from time to time, Danone and the Danone Affiliates will utilize reasonable efforts to provide the Supplier and the Supplier Affiliates with technical advice, consultation, cooperation and support in arranging, and negotiating with, the Third Party Manufacturer(s). In the event any constraint or difficulty appears with regard to the Third Party Manufacturer(s), Danone and the Danone Affiliates shall provide reasonable cooperation to the Supplier, the Supplier Affiliates and such Third Party Manufacturer(s) to solve such constraint or difficulty. In case Danone or the Danone Affiliates fail to resolve such constraint or difficulty, none of them shall incur any liability to the Supplier or any Supplier Affiliate therefor.

7.3 Failure to Meet the Quality Requirement.

7.3.1 If the Supplier or any Supplier Affiliate fails to meet the quality requirements for Products as described in this Offtake Supply Agreement and/or the Technical Specifications, Technical Specifications Plastic Bottles and/or the LCA Requirements, or any Products fail any recyclability rests described in the Consortium Agreement, Danone or the Danone Affiliate concerned shall notify the Supplier and/or the relevant Supplier Affiliate as soon as reasonably practicable, but in any case, within [***] from the date on which the Products were found by Danone or a Danone Affiliate to be non-compliant.

7.3.2 Without limiting any of its rights hereunder, the applicable Danone Affiliate shall take commercially reasonable measures to mitigate damages or other costs associated with any such non-conforming Products.

7.3.3 In the event the Supplier and/or the Supplier Affiliates do not produce the Products in material compliance with Article 7.3.1, the Supplier shall promptly provide written notice thereof to Danone, and the Parties shall review in good faith the situation and any possible remediation. The Supplier and/or the Supplier Affiliates shall have the right to cure such failure in accordance with Article 21.3.

7.3.4 AS SET FORTH IN THIS OFFTAKE SUPPLY AGREEMENT, THE SUPPLIER GROUP MAKES NO OTHER WARRANTY WHETHER OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PRODUCTS.

7.4 (Danone Qualified) Feedstock.

7.4.1 Subject to Article 7.4.3, the Pioneer Plant will utilize a variety of Feedstocks, many of which are not Danone Qualified Feedstock. These Feedstocks will be physically blended together as part of the Pioneer Plant’s process to produce the Raw Material.

7.4.2 The Supplier shall (or shall cause the relevant Supplier Affiliate to) maintain adequate books and records identifying all Feedstocks utilized by the Pioneer Plant for the purpose of substantiating the kinds and quantity of Danone Qualified Feedstock used by the Pioneer Plant in each billing period such that the applicable Danone Affiliate shall be able to adequately support claims to the public that the Danone Qualified Feedstock was allocated to the Products supplied to the applicable Danone Affiliate rather to any other purchaser of Products during such billing period.

7.4.3 The Parties understand and agree that the start-up and initial period of operation of the Pioneer Plant will likely utilize Feedstocks that are not Danone Qualified Feedstock for the production of the Raw Material; provided, however, that:

7.4.3.1 During the [***] period commencing on the Commercial Operation Date Pioneer Plant, the Supplier and/or the Supplier Affiliates shall use not less than [***] of Danone Qualified Feedstock for the manufacture of the Products supplied to the Danone Affiliates.

7.4.3.2 Thereafter, the Supplier and/or the Supplier Affiliates shall allocate [***] of Danone Qualified Feedstock first for the manufacture of the Products derived from the Pioneer Plant and supplied to the Danone Affiliates and other Consortium Members. For the Products manufactured for the Danone Affiliates and other Consortium Members, the minimum allocated Danone Qualified Feedstock percentage shall not be less than [***].

7.4.3.3 The Supplier shall (or shall cause the relevant Supplier Affiliate to) use [***] Danone Qualified Feedstock to produce Raw Materials at the New Plant for the Danone Affiliates.

7.4.4 In order to confirm the compliance by the Supplier and/or the Supplier Affiliates with Article 7.4.3, Danone and the Danone Affiliates shall have the right to perform audits from time to time pursuant to Article 16.

7.4.5 In the event that Danone or any Danone Affiliate wishes to secure and provide Danone Qualified Feedstock to the Supplier or a Supplier Affiliate, the purchase price set forth in Appendix 3 will be reduced by an amount equal to the reduction of costs of Feedstocks used to produce Products.

7.4.6 In the event the Supplier and/or any Supplier Affiliate does not produce the Products in accordance with Article 7.4.3 using the quantities of Danone Qualified Feedstock specified therein (or if the Supplier or the relevant Supplier Affiliate failed to allocate, on a contractual and accounting basis, such Danone Qualified Feedstock), the Supplier or the relevant Supplier Affiliate shall promptly (but in no event more than [***] after the occurrence of any such event) notify Danone and propose a written plan to remediate any such failure. Thereafter, the Supplier and the relevant Supplier Affiliate shall have [***] to diligently pursue such remediation in accordance with such written remediation plan. If the Supplier or the relevant Supplier Affiliate fails to remedy such failure within such [***] period, Danone shall have the right to terminate this Agreement upon written notice thereof to the Supplier.

7.5 Modification of the Technical Specifications.

7.5.1 Danone shall inform the Supplier of any requested modifications to the Technical Specifications, and the Supplier agrees to review such modifications to determine, in good faith, if they are technically and commercially feasible and, if so, to cooperate with Danone to comply with such modified specifications as soon as reasonably practicable.

7.5.2 In the event the requested modifications to the Technical Specifications result in additional costs to the Supplier or any Supplier Affiliate, any such costs will be paid by Danone or the applicable Danone Affiliates.

7.6 Bio-Content. The Bio-Content of the Bio-PET shall be (i) with respect to the Products produced at the Pioneer Plant, not less than [***] and (ii) with respect to the Products produced at the New Plant, greater than or equal to [***] if an oil-based co-monomer is used during the production and greater than or equal to [***] if a bio-based co-monomer is used, in each case provided that Danone or the applicable Danone Affiliate(s) shall pay the premium associated with the purchase of bio-ethylene and Bio-MEG at the time of production.

8.	PRICE AND PAYMENT

8.1 Price for the Products.

8.1.1 The price for the Products provided by the Supplier and the Supplier Affiliates to the Danone Affiliates during the term of this Offtake Supply Agreement is set forth in Appendix 3.

8.1.2 The price shall include all fees and costs in relation to the supply of the Products except as specifically provided in this Offtake Supply Agreement.

8.1.3 No costs contemplated by this Offtake Supply Agreement that are incurred by the Supplier or the Supplier Affiliates prior to the date any Danone Affiliate executes its first Order shall be borne by Danone or any Danone Affiliate so long as the Minimum Purchase Amount is not affected.

8.2 [***]. Notwithstanding [***], and in addition to [***], Danone and its Affiliates and each [***] if this Offtake Agreement terminates for any reason other than breach hereof by Danone or any Danone Affiliate, provided that (i) expiration of the term of this Offtake Agreement pursuant to Article 20 shall not be deemed a termination; and (ii) [***] pursuant to this Article 8.2 shall be subject to [***] as provided below.

8.2.1 If Danone [***] pursuant to Article 8.2, beginning on the first sale of the Bio-PX and the Co-Products by Danone, its Affiliates or sub-licensees, Danone shall [***]. For the avoidance of doubt, the [***] shall be [***]. Danone will [***] to the Supplier [***] during [***], with a report describing [***].

8.2.2 The Parties agree, upon the failure to reach mutual agreement as to [***] in Article 8.2.1 [***] after the first sale of the Bio-PX and the Co-Products, to submit the determination of [***] to a binding arbitration proceeding (a) in a location in New York selected by the American Arbitration Association (AAA); (b) governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the Parties; and (c) conducted by the AAA, or such other administrator as the Parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures. If there is any inconsistency between the terms hereof and such rules, the terms and procedures set forth herein shall control. Any Party who fails or refuses to submit to arbitration following a demand by any other Party shall bear all costs and expenses incurred by such other Party in compelling arbitration.

8.3 Payments. Each Danone Affiliate will pay for the Products delivered by the Supplier to such Danone Affiliate in accordance with Appendix 3. The price per MT of the Products invoiced will be calculated as set forth in Appendix 3. Each invoice from the Supplier or a Supplier Affiliate shall include a description of the quantity of the Raw Material produced to supply the Products. Invoices shall be made out in the name of, and addressed to, the appropriate Danone Affiliate.

8.4 Suspension of Payment. Notwithstanding the provisions of Article 8.4, in the event that the Supplier or the Supplier Affiliates have not commenced delivery of Products on or before the Pioneer Plant Bio-PET Penalty Date or delay delivery of any Products for more than [***], the obligation to pay for any amounts that may be due hereunder by any Danone Affiliate shall be suspended until the delivery of Products is made. In addition, the Supplier shall pay Danone or the Danone Affiliates the amounts specified in Article 25 and Danone shall have all of its other rights and remedies hereunder.

8.5 Taxes. [***]. Such taxes, if applicable (Applicable Taxes), [***], as applicable. The Supplier and the Supplier Affiliates will not [***]. The relevant Danone Affiliate will not be responsible for [***]. For the avoidance of doubt, any such taxes incurred as a cost by the Supplier or any Supplier Affiliate [***]. If any Danone Affiliate is required by law to withhold and remit any tax relating to a purchase under this Offtake Supply Agreement, such Danone Affiliate shall be entitled to reduce its payment to the Supplier or the relevant Supplier Affiliate by the amount of such tax.

8.6 Payment Term. Payment of all invoices will be net [***], with interest accruing on late payments at the lesser of [***]; provided, however, that such number of days shall be calculated from the date an invoice is properly submitted hereunder (which shall not be submitted prior to shipment of Products). Additional invoicing and payment conditions are set forth in Appendix 3.

9.	QUANTITIES

9.1 Minimum Undertaking. Subject to the terms and conditions of this Offtake Supply Agreement, during each calendar year of the Term starting from the Start Date, the Danone Affiliates shall purchase from the Supplier and the Supplier Affiliates. and the Supplier and the Supplier Affiliates shall sell to the Danone Affiliates, in accordance with the forecasts provided pursuant to Article 9.2.1, a total amount of [***] Bio-Content Bio-PET corresponding to (i) [***] of Bio-pX or (ii) up to [***] of the full amount of Bio-pX produced from the Pioneer Plant, such to be decided at Danone’s sole and absolute discretion, as set forth in Appendix 6 (Minimum Purchase Amount) which amount shall be reduced [***] in respect of the year of the Start Date and the [***] in which the Term expires or this Offtake Supply Agreement is terminated.

9.2 Forecasts.

9.2.1 At least [***] prior to the Expected Commercial Operation Date Pioneer Plant, the relevant Danone Affiliate shall irrevocably confirm to the Supplier the aggregate annual volume of Products for each year of the Term, which shall be within the range specified above. Such annual volumes of all of the Danone Affiliates shall be not less than the Minimum Purchase Amount, prorated for any partial calendar year. Such Minimum Purchase Amount may be adjusted, subject to prior written agreement between the Parties further to discussions with the other Consortium Members.

9.2.2 The Danone Affiliates may, from time to time, agree with the Supplier or Supplier Affiliates on certain forecasted Orders as per Appendix 6. Any forecasted Orders shall be binding on Danone and/or the Danone Affiliates.

10.	ORDER – DELIVERY

10.1 Each Danone Affiliate shall place the Orders directly with the Supplier (and/or the relevant Supplier Affiliate). Each Order shall state the quantity of Products, the delivery date and the place of delivery.

10.2 This Offtake Supply Agreement, including the terms of Appendix 2, Appendix 3, and the LCA Requirements, shall apply automatically to all the Orders. The Supplier or the relevant Supplier Affiliate shall deliver the Products to the relevant Danone Affiliate in compliance with the terms and conditions of this Offtake Supply Agreement and the relevant Orders.

10.3 The Supplier or the relevant Supplier Affiliate shall acknowledge receipt and confirm (provided such Order is consistent with this Offtake Supply Agreement) each Order within [***] after receipt.

10.4 Without prejudice to any rights or remedies of Danone hereunder, the Supplier or the relevant Supplier Affiliate shall inform the relevant Danone Affiliate of any issue which might impact the Supplier’s or such Supplier Affiliate’s timely fulfilment of any Order, promptly after becoming aware thereof.

10.5 The Supplier or the relevant Supplier Affiliate shall deliver the Products in compliance with the terms of the Orders, including the delivery date. Upon request by a Danone Affiliate, the Supplier or the relevant Supplier Affiliate shall use its best efforts to deliver the Products within a shorter lead time in case of urgency.

10.6 If any Danone Affiliate rejects any Products as non-conforming, such Danone Affiliate may, at its option, (i) reduce the quantities of Products ordered under this Offtake Supply Agreement and the Minimum Purchase Amount by the quantity of non-conforming Products, (ii) require the Supplier or the relevant Supplier Affiliate to replace the non-conforming Products, (iii) require the Supplier or the relevant Supplier Affiliate to refund the price of the non-conforming Products and/or (iv) exercise any other applicable rights or remedies. If the Supplier or the relevant Supplier Affiliate fails to inform such Danone Affiliate in writing of the manner in which the Supplier or such Supplier Affiliate desires that such Danone Affiliate dispose of non-conforming Products within ten (10) days of notice of such Danone Affiliate’s rejection of non-conforming Products (or such shorter period as is reasonable under the circumstances), such Danone Affiliate will be entitled to dispose of the non-conforming Products without liability to the Supplier or the Supplier Affiliates; provided, however, that in any event such Danone Affiliate may elect to arrange for the shipment of any non-conforming Products back to the Supplier or the relevant Supplier Affiliate at the Supplier’s or such Supplier Affiliate’s expense, and the Supplier or such Supplier Affiliate will bear all risk of loss with respect to all non-conforming Products and will promptly pay or reimburse all reasonable costs incurred by such Danone Affiliate to return, store or dispose any non-conforming Products. Such Danone Affiliate’s payment for any non-conforming Products will not constitute acceptance by such Danone Affiliate, limit or impair such Danone Affiliate’s right to exercise any rights or remedies or relieve the Supplier or the Supplier Affiliates of responsibility for the non-conforming Products. Notwithstanding the foregoing, the Supplier or the relevant Supplier Affiliate shall have the right, at its expense, to take back and sell to third parties any non-conforming Products.

10.7 If the Supplier (and/or any Supplier Affiliate) fails to meet the quantity requirements in a timely manner for any Order, the relevant Danone Affiliate shall give written notice thereof to the carrier and shall notify the Supplier (and/or such Supplier Affiliate) of such non-compliance within a reasonable period of time after such Danone Affiliate obtains knowledge of such deficiency.

10.8 In the event the Supplier and/or any Supplier Affiliate is unable or fails to meet the quantity requirements in a timely manner for any Order, the Supplier or such Supplier Affiliate shall promptly notify Danone thereof and the Parties shall review in good faith the situation and any possible remediation. If the Parties fail to reach an agreement on a possible remediation that is acceptable to Danone, in its reasonable discretion, within [***] after the aforementioned notification by the Supplier or the relevant Supplier Affiliate, Danone shall be entitled to terminate this Offtake Supply Agreement by written notice to the Supplier without any liability to the Supplier and the Supplier Affiliates and without prejudice to any damages, rights or remedies to which Danone may be entitled hereunder.

10.9 Except for the Minimum Purchase Amount, the amount of Products specified in an Order and the forecasts provided pursuant to Article 9.2, [***]. In the event of a conflict between the terms of an Order and this Offtake Supply Agreement, the terms of this Offtake Supply Agreement shall control.

11.	CUSTOMS CLEARANCE

The Supplier or the relevant Supplier Affiliate shall obtain all the necessary customs and export law authorizations required to export the Products from the territories where the relevant sites of the Supplier, such Supplier Affiliate or the Third Party Manufacturers are located. Accordingly, the Supplier (or the relevant Supplier Affiliate) shall be responsible for compliance with all Applicable Laws in connection with customs and export laws and regulations (including, subject to Article 8.5, the remittance of all Applicable Taxes) relating to the export of the Products.

12.	TITLE AND RISKS

12.1 Any retention of ownership clause contained in an Order acknowledgement or from the Supplier or the Supplier Affiliates shall be void and without effect. Following the transfer of ownership of any Products, the relevant Danone Affiliate shall be the exclusive owner thereof. The Supplier, the relevant Supplier Affiliate or the Third Party Manufacturer(s), as appropriate, shall therefore inform their employees and any relevant third parties that the Products are exclusively owned by the relevant Danone Affiliate. Following the transfer of ownership to Danone or the relevant Danone Affiliate, the Supplier, the Supplier Affiliates and the Third Party Manufacturers shall not grant any right, lien, charge or privilege over the Products for the benefit of any third party, without Danone’s prior written consent, which consent is not to be unreasonably withheld, conditioned or delayed.

12.2 The transfer of risks to Products shall take place in accordance with [***] and title to Products shall pass to the relevant Danone Affiliate at the same time.

13.	PRODUCTION CAPACITY [***]

13.1 Production Capacity. If the Supplier and the Supplier Affiliates are unable or fail for any reason to produce the volume of Products requested by any Danone Affiliate (including in case of a Force Majeure Event), they shall [***].

13.2 [***].

13.2.1 Following the Commercial Operation Date New Plant, the Supplier and/or Supplier Affiliates shall [***].

13.2.2 For this purpose and upon written request by any Danone Affiliate, the Supplier and each Supplier Affiliate, if applicable, shall [***] with such Danone Affiliate. [***].

13.2.3 The Supplier and the Supplier Affiliates, as applicable, shall be responsible for [***].

13.2.4 The [***].

13.3 [***].

13.3.1 The Supplier and the Supplier Affiliates, as applicable, shall [***] in accordance with sound industry and business practices, including by:

(i) [***], and in compliance with any instruction that the relevant Danone Affiliate may from time to time provide;

(ii) Taking all the necessary safety measures to [***];

(iii) [***] in accordance with Article 24.4;

(iv) [***];

(v) Not using the [***] without the express permission of the relevant Danone Affiliate; and

(vi) Clearly [***] and informing the relevant Danone Affiliate promptly of the same in writing.

13.3.2 The Supplier shall cause each Third Party Manufacturer to comply with this Article 13.

13.3.3 Each Party agrees to regularly consult with the other Party regarding the [***].

13.4 [***].

13.4.1 Subject to Article 13.4.2 below, the relevant Danone Affiliates shall be entitled, without restriction, formality, authorization or breaching the peace, subject only to not less than [***] or to request the Supplier and the relevant Supplier Affiliates to [***], in which case the Supplier or the relevant Supplier Affiliate shall [***]. Any such [***] will be made at the Supplier’s cost.

13.4.2 Subject to the Supplier’s notice and cure rights set forth herein with respect to Article 13.4.2(iii) and except as expressly set forth herein, each Danone Affiliate shall be entitled to exercise their rights pursuant to Article 13.4.1 upon the occurrence of any of the following events:

(i) the Supplier or any Supplier Affiliate is subject to a Bankruptcy Event;

(ii) any Change of Control or other event referred to in Article 29;

(iii) the Supplier or any Supplier Affiliate shall breach any provision of this Offtake Supply Agreement;

(iv) this Offtake Supply Agreement shall terminate for any reason; or

(v) an Event of Default (as defined in the Secured Promissory Note) shall have occurred and be continuing beyond any notice and cure periods.

13.4.3 The Supplier and Suppliers Affiliates shall give Danone and the Danone Affiliates (or any third party acting on their behalf) full access to their plants and premises, subject to reasonable operational and safety rules, for the purpose of [***] in accordance with this Article 13.4, and shall assist Danone and the Danone Affiliates to the fullest extent possible during [***] and shall provide all relevant information as regards on-site safety rules. Danone and the Danone Affiliates shall be responsible for [***].

13.4.4 Neither the Supplier nor the Supplier Affiliates shall be entitled to any compensation or other payment for [***] pursuant to Article 13.4.2.

14. [***]

14.1 [***].

14.1.1 Subject to Article 14.8, in the event that during the Term the Supplier and/or any Supplier Affiliate shall [***], the Supplier or the relevant Supplier Affiliate shall provide Danone, the Danone Affiliates [***] with written notice thereof [***], which notice shall include [***], in each case to the extent they are allowed to so [***] under applicable laws. Such [***].

14.1.2 [***]; provided, however, for the avoidance of doubt, [***], such exercise shall not trigger Article 14.1.1. If [***], then the Supplier and/or Supplier Affiliates shall [***]. Each such [***], which the Supplier and/or Supplier Affiliates shall [***]. For the avoidance of doubt, the parties acknowledge and agree that [***].

14.1.3 In the event [***] pursuant to Article 14.1.2 and [***] according to the terms of this Offtake Supply Agreement, in particular as to [***] pursuant to Article 14.1.1.

14.1.4 To the extent that [***], the Supplier and the Supplier Affiliates shall [***] and if neither the Supplier nor the Supplier Affiliates shall [***], they shall [***] pursuant to this Article 14.1.

14.1.5 In the event that at the time that the Supplier or any Supplier Affiliate [***], neither the Supplier nor any Supplier Affiliate shall [***] pursuant to this Article 14.1 and [***], in each case to the extent they are allowed to so [***] under applicable laws.

14.2 [***].

14.2.1 Subject to Article 14.8, in the event that during the Term the Supplier and/or Supplier Affiliates [***], the Supplier or relevant Supplier Affiliate shall provide Danone, the Danone Affiliates [***] with written notice thereof [***], in each case to the extent they are allowed to so [***] under applicable laws. Such [***].

14.2.2 [***]; provided, however, for the avoidance of doubt, [***], such exercise shall not trigger Article 14.2.1. If [***], then the Supplier and/or Supplier Affiliates shall [***]. Each such [***], which the Supplier and/or Supplier Affiliates shall [***]. For the avoidance of doubt, [***].

14.2.3 In the event [***] pursuant to Article 14.2.2 and [***] according to the terms of this Offtake Supply Agreement, in particular as to [***] is set forth in Appendix 3 and [***] subject to Article 15.3.

14.2.4 To the extent that [***], the Supplier and the Supplier Affiliates shall [***], as applicable, and if [***], as applicable, they shall [***] pursuant to this Article 14.2.

14.2.5 In the event that at the time that the Supplier or any Supplier Affiliate [***], neither the Supplier nor any Supplier Affiliate shall [***] pursuant to this Article 14.2 and [***], in each case to the extent they are allowed to so [***] under applicable laws.

14.2.6 To the extent that Danone determines that [***].

14.3 [***].

14.3.1 During the term of this Offtake Supply Agreement, the Supplier and the Supplier Affiliates shall provide Danone with regular periodic updates on the status and timing of the construction of the New Plant and its production capacity and will provide Danone with written notice when the Supplier intends to commence development of the New Plant.

14.3.2 Subject to Article 14.8, the [***]. For the avoidance of doubt, neither Danone nor any Danone Affiliate shall [***]. The [***]. For the avoidance of doubt, the parties acknowledge and agree that this [***].

14.3.3 Prior to [***], the Supplier and/or the Supplier Affiliates shall [***]. The above [***] must be exercised in writing [***] of receipt by Danone or the Danone Affiliates of such written notice; provided, however, for the avoidance of doubt, if [***]. Such notice shall also specify if [***], to the extent they are allowed to do so under applicable laws. If [***], then the Supplier and/or Supplier Affiliates shall [***]. Each such [***], which the Supplier and/or Supplier Affiliates shall [***]. To the extent that [***], the Supplier and the Supplier Affiliates shall [***] and if the Supplier and the Supplier Affiliates do [***], they shall [***] pursuant to this Article 14.3.

14.3.4 In the event that at the time that the Supplier or any Supplier Affiliate [***], neither the Supplier nor the Supplier Affiliates shall [***] pursuant to this Article 14.3 and [***].

14.3.5 During the first two years of the term of the New Plant Offtake Supply Agreement, neither the Supplier nor any Supplier Affiliate shall [***]. In the event the Supplier or any Supplier Affiliate breaches this Article 14.3.5 and fails to cure such breach within [***] thereafter, upon demand by Danone, the Supplier shall [***]. Notwithstanding the foregoing Danone shall [***].

14.4 Certain License Rights to Intellectual Property Rights. Neither the Supplier nor any Affiliate thereof shall sell, license or otherwise assign or transfer any of their respective Pre-Existing IP or Intellectual Property Rights to any Designated Party and the Supplier shall provide written notice to Danone within thirty (30) day following any such sale, license, assignment or transfer. In the event the Supplier or any Affiliate thereof shall breach this Article 14.4 and fails to cure such breach within one hundred eighty (180) days following written notice thereof by Danone, then upon demand by Danone, the Supplier shall pay Danone the [***], which payment shall be Danone’s and the Danone Affiliates’ sole and exclusive remedy for such breach. Notwithstanding the foregoing Danone shall be entitled to exercise its rights and collect all amounts due under the Security Documents.

14.5 [***].

14.5.1 In the event the Supplier and/or Supplier Affiliates are not able at any time to manufacture and/or supply to the Danone Affiliates the quantity of Raw Material and/or Products ordered under this Offtake Supply Agreement by the Danone Affiliates, the Supplier or the relevant Supplier Affiliates shall provide Danone and the relevant Danone Affiliates promptly with written notice thereof including all relevant information (quantities, delay, etc.).

14.5.2 Danone and the relevant Danone Affiliates shall [***].

14.5.3 Such Raw Material and/or Products shall [***] according to the terms of this Offtake Supply Agreement, in particular as [***].

14.5.4 The above right must be exercised in writing within sixty (60) calendar days of receipt by Danone or the Danone Affiliates of the above written notice.

14.6 [***]. In the event that the Supplier and/or any Affiliate thereof (or any other owner or operator of any Other Plant) shall [***], the Supplier and each Supplier Affiliate shall (and shall cause such other Affiliate, owner or operator to) [***]. The Parties’ respective rights and obligations set forth in this Article 14.6 shall expire in accordance with the timeline set forth in Article 14.8.

14.7 Non circumvention. The Supplier and Supplier Affiliates shall not and shall not permit any third party, by means of a license to any Intellectual Property Rights, a joint venture or otherwise, to circumvent the provisions of this Article 14 in a manner that would deprive, restrict or limit the terms and conditions upon which Danone and the Danone Affiliates otherwise would have the right to purchase Products, Bio-pX and/or FDCA on the terms set forth in in this Offtake Supply Agreement or, upon the occurrence of an event of default under the Secured Promissory Note, to exercise their rights under the Security Documents [***].

14.8 Term of [***]. The provisions of Articles 14.1, 14.2, 14.3, 14.5, 14.6 and 14.7 shall terminate on the later of (i) the expiration of the Term; (ii) five (5) years after the expiration of the Term, provided Danone exercises its option to purchase at least [***] of Product over [***] pursuant to Article 6.1.3.1; or (iii) the expiration or termination of the New Plant Offtake Supply Agreement.

15.	REBATES

15.1 Rebates. The Supplier and the Supplier Affiliates will rebate the following amounts on the terms and pursuant to Article 15.2:

15.1.1 Commencing one (1) year after the commercial operation of the New Plant, the Supplier and the Supplier Affiliates will rebate an amount equal to [***] of the gross revenue collected by the Supplier and/or the Supplier Affiliates from the sales of all products from the New Plant or Other Plants every month during the Term (other than sales to Danone, the Danone Affiliates or other Consortium Members) (each such monthly amount, a “Sales Rebate”); provided that (i) the aggregate amount of such Sales Rebates shall not exceed [***] during any year (beginning on the commercial operation of the New Plant and for each year thereafter) and (ii) the aggregate amount of such Sales Rebates shall not exceed [***] throughout the Term.

15.1.2 Commencing at the start of the commercial operation of the New Plant, the Supplier and the Supplier Affiliates will rebate an amount of [***] (the “Consideration Rebates” and, together with the Sales Rebates, the “Rebates”) each month, not to exceed [***] in any given month, as set forth in Article 15.2.

15.2 The Supplier and the Supplier Affiliates will credit the aggregate amount of the Rebates each month against the purchase price of Products that is invoiced to the Danone Affiliates in such month, allocated among such Danone Affiliates in proportion to such invoiced amounts. If the amount of purchase price that is invoiced to Danone Affiliates during any month is less than the aggregate amount of the Rebates for such month, then (i) all or the remainder of such amount of the Rebates shall be applied to the purchase price of Products invoiced during the immediately succeeding month or months during the Term until such amount of the Rebates shall have been applied in full and (ii) Supplier shall provide a statement, including a reasonably detailed calculation, of such amount of the Rebates to Danone during any such month throughout the Term. If the amount of Rebates shall not have been applied in full to the purchase price of Products on or prior to the end of the Term, then upon termination of this Offtake Supply Agreement, Supplier shall pay an amount equal to the remaining Rebates in cash to each Danone Affiliate in proportion to the sales to such Danone Affiliates under this Offtake Supply Agreement during the Term.

15.3 During the Term, and during the term of the New Plant Offtake Supply Agreement, the Supplier and the Supplier Affiliates shall (and cause any other owner or operator of a New Plant or any Other Plant to) charge third parties a minimum of a [***] premium in excess of the price paid by the Danone Affiliates on sales of all products to such third parties from the New Plant or any Other Plant; provided, however, that the foregoing [***] premium will not apply to sales of products (i) that are not then being purchased by Danone or the Danone Affiliates from the Supplier or the Supplier Affiliates, (ii) to other Danone Affiliates or to other Consortium Members or (iii) for use outside of Danone’s Market.

16.	AUDIT AND FINANCIAL REVIEW RIGHTS

16.1 Danone, through any Danone Affiliate or its authorized agent, shall be entitled to perform an [***] audit of the Supplier’s (and each Supplier Affiliate’s) site where Feedstocks, Raw Material Products or Products are manufactured and/or stored for the purposes of, among other things, confirming compliance with the Supplier’s obligations to use specified feedstocks, compliance with quality standards and specifications, adherence to the Danone Sustainability Principles set forth in Appendix 13, LCA related requirements, Bio-Content requirements and the Supplier’s other obligations hereunder.

16.2 The Supplier shall cooperate fully and in good faith with the auditors by giving them reasonable access to any relevant information and sites regarding, among other things, the Feedstocks, Raw Material Products and the Products and their conditions of storage and traceability and for the above purposes.

16.3 The Supplier shall cause each Third Party Manufacturer to permit Danone and its Representatives to audit any site used by such Third Party Manufacturer to manufacture Products.

16.4 Any document, information or data that Danone (or its Affiliates or its authorized agent) may obtain during the audit (whether written, oral or visual), as well as the subsequent audit report itself, shall be considered and treated as Confidential Information, in accordance with the terms of this Offtake Supply Agreement.

16.5 Such right of audit shall not unreasonably interfere with the conduct of the Supplier’s or any Supplier Affiliate’s business and shall comply with the Supplier’s and the Supplier Affiliates’ reasonable safety rules.

16.6 Audits carried out by Danone (or its Affiliates or its authorized agent) shall not limit or reduce the Supplier’s or any Supplier Affiliate’s obligations under this Offtake Supply Agreement.

16.7 The Supplier shall deliver to Danone the following documents:

16.7.1 As soon as available, but in any event within ninety (90) days after the end of each quarterly accounting period in each calendar year, an unaudited consolidated statement of income of the Supplier and its subsidiaries, if any, for such quarterly period and for the period from the beginning of such calendar year to the end of such quarter, and unaudited consolidated balance sheets of the Supplier and its subsidiaries, if any, as of the end of such quarterly period, setting forth in each case comparisons to the corresponding period in the preceding calendar year, and all such statements will be prepared in accordance with GAAP consistently applied, subject to review and normal year-end adjustments and to the absence of footnote disclosures.

16.7.2 Within ninety (90) days after the end of each calendar year (beginning with the calendar year ending December 31, 2016) an audited consolidated statement of income of the Supplier and its subsidiaries, if any, for such calendar year, and audited consolidated balance sheets of the Supplier and its subsidiaries, if any, as of the end of such calendar year, setting forth in each case comparisons to the preceding calendar year, all prepared in accordance with GAAP consistently applied.

17.	INTELLECTUAL PROPERTY

17.1 General Rules.

17.1.1 Subject to any other written agreement between the Parties, all Intellectual Property Rights supplied by a Party for the manufacture of the Products are the exclusive property of that Party and the other Party shall not acquire (nor shall any third party), by its activity or the performance of its obligations hereunder acquire, any ownership, license or right whatsoever to any of such Intellectual Property Rights. Ownership of Intellectual Property Rights relating to any Improvement, Result or Customized Design shall be allocated between the Parties in accordance with Section 7 of the Consortium Agreement; provided, however, that notwithstanding any provisions in the Consortium Agreement to the contrary, Danone hereby grants a license to the Supplier Group and its customers and partners permitting the Supplier Group and its customers and partners to use in accordance with the applicable provisions of the Consortium Agreement any jointly developed Intellectual Property Rights for which ownership is allocated to Danone pursuant to such Sections of the Consortium Agreement.

17.1.2 Except as provided in Articles 17.1.1 and 17.2, nothing in this Offtake Supply Agreement shall be construed as a license, assignment or an obligation for Danone (and/or any Danone Affiliate as applicable) to grant a license or assign any of its Pre-Existing IP or any Intellectual Property Rights relating to any Improvement, Result or Customized Design to the Supplier or any Supplier Affiliate. Except as provided in Articles 17.1.1 and 17.2, nothing in this Offtake Supply Agreement shall be construed as a license, assignment or an obligation for the Supplier (and/or any Supplier Affiliate as applicable) to grant a license or assign any of its Pre-Existing IP or any Intellectual Property Rights relating to any Improvement, Result or Customized Design to Danone or any Danone Affiliate.

17.1.3 The Supplier shall not use any Pre-Existing IP or Intellectual Property Rights of the Danone Group, including Danone’s (and/or its Affiliates’ as applicable) name and/or Pre-Existing IP or Intellectual Property Rights pertaining to Danone or any of its Affiliates, or Danone’s or any of its Affiliates’ products, in any external publication or any advertisement, material or otherwise, without Danone’s prior written consent.

17.2 Co-developed Products. The terms and conditions of Parties’ relationship regarding co-developed Products shall be as provided in the Consortium Agreement attached as Appendix 1 or as otherwise agreed in writing by Danone and the Supplier.

17.3 Patent Claims. In the event any [***] asserts that the manufacture, purchase, sale or distribution of Bio-PET pursuant to this Offtake Supply Agreement infringes any patent owned by such [***], the Parties shall in good faith consult with one another with respect thereto.

18.	FORCE MAJEURE EVENTS

18.1 Subject to the provisions of Article 13.1 relating to implementation procedures of substitution, neither Party shall be responsible for any failure to perform any of its contractual obligations hereunder, if such failure is due to a Force Majeure Event.

18.2 Under this Offtake Supply Agreement, Force Majeure Events shall mean any of the following events:

(i) [***];

(ii) [***];

(iii) [***];

(iv) [***];

(v) [***]; [***]

(vi) [***].

18.3 However, the following events (without limitation) shall not constitute Force Majeure Events under this Offtake Supply Agreement:

(i) [***];

(ii) [***]; [***]

(iii) [***].

18.4 The Party claiming to be affected by a Force Majeure Event shall use its best efforts to mitigate the consequences of such event and shall notify the other Party as soon as possible after the occurrence of such Force Majeure Event. The Parties shall promptly consult each other in order to assess the consequences of such Force Majeure Event, and the Party affected thereby shall attempt in good faith to resume the performance of this Offtake Supply Agreement as soon as is reasonably practicable.

18.5 During any delay or failure to perform by the Supplier or any Supplier Affiliate as a result of any Force Majeure Event, the relevant Danone Affiliate may (i) purchase substitute Products from other available sources, in which case the quantities under this Offtake Supply Agreement that are required to be purchased by such Danone Affiliate will be reduced by the quantities of such substitute Products and the Supplier will reimburse such Danone Affiliate for any additional costs to such Danone Affiliate of obtaining the substitute Products compared to the prices set forth in this Offtake Supply Agreement, (ii) cancel any Orders, in which case the quantities under this Offtake Supply Agreement that are required to be purchased by such Danone Affiliate will be reduced by the quantity of Products subject to such Orders and/or (iii) have the Supplier provide substitute Products from other available sources in quantities and at times such Danone Affiliate request and at the prices set forth in this Offtake Supply Agreement.

18.6 If the Force Majeure event lasts more than [***] after a Party gives written notice thereof to the other Party and the Parties do not agree otherwise within such time period, the Party that is not subject to such Force Majeure Event shall have the right to terminate this Offtake Supply Agreement in accordance with Article 21. In the event of a termination under this Article 18.6, this Offtake Supply Agreement shall terminate without liability to either Party by reason of the occurrence of the Force Majeure Event.

19.	HARDSHIP

19.1 In the event that, during the performance of this Offtake Supply Agreement, the technical, political, sustainability, environmental, economic (such as an unforeseeable change in the cost of raw material, Feedstocks, chemicals or transportation and energy), a Change in Law or other circumstances outside the control of the Parties change in such a way that the balance of obligations between the Parties under this Offtake Supply Agreement is fundamentally and materially disrupted, the Parties shall immediately consult each other to amend this Offtake Supply Agreement as necessary to restore the balance of this Offtake Supply Agreement as intended by the Parties at the time of its conclusion.

19.2 If the Parties fail to reach an agreement within three (3) months from the date on which a Party notified the other of the occurrence of the change of circumstances that fundamentally and materially disrupted the balance of obligations between the Parties under this Offtake Supply Agreement, each Party shall have the right to terminate this Offtake Supply Agreement by written notice to the other Party within sixty (60) days after expiration of such three (3) month period. This Offtake Supply Agreement would then be terminated without any damages to be borne by either Party.

20.	TERM

20.1 The term of this Offtake Supply Agreement shall commence upon execution hereof by the Parties and shall remain in full force and effect for five (5) years from the Start Date except in case of earlier termination in accordance herewith (Term).

20.2 The Parties shall meet one (1) year before the expiration of the Term in order to decide whether it shall be renewed or not. Any renewal of this Offtake Supply Agreement must be mutually agreeable, be made in writing and the renewal document shall be duly signed by both Parties.

21.	TERMINATION

21.1 Termination for Breach. Subject to the notice and cure provisions set forth in Articles 21.2 and 21.3, and without prejudice to any other damages, rights or remedies to which it may be entitled, either Party shall be entitled to terminate this Offtake Supply Agreement by written notice delivered in accordance with Article 37.3, in the event the other Party breaches any of its representations, warranties or covenants in this Offtake Supply Agreement.

21.2 Other Cases of Termination. Without compliance with the notice and cure provisions in Article 21.3, (but subject to compliance with the notice and cure provisions set forth in Article 21.2, this Offtake Supply Agreement may also be or shall be terminated:

(i) In accordance with the terms of Article 4 (Conditions Precedent);

(ii) In accordance with the terms of Article 5 (Pioneer Plant and Downstream Conversion);

(iii) In accordance with the terms of Article 6 (New Plant);

(iv) In accordance with the terms of Article 7 (Production; Quality);

(v) In accordance with the terms of Article 10 (Order—Delivery);

(vi) In accordance with the terms of Article 18 (Force Majeure);

(vii) In accordance with the terms of Article 25 (Breach of Deadline Dates);

(viii) In accordance with the terms of Article 29 (Change of Control);

(ix) In accordance with the terms of Article 31 (Compliance with Sustainability Principles);

(x) In the event of the termination of the Consortium Agreement (which, for the avoidance of doubt, does not include any Consortium Member withdrawing from the Consortium Agreement) prior to the Start Date under the conditions set forth therein, either Party may terminate this Offtake Supply Agreement upon written notice to the other Party;

(xi) In the event that a Material Adverse Change with respect to a Party shall have occurred prior to the date of issuance of the first Order placed under this Offtake Supply Agreement, the other Party may terminate this Offtake Supply Agreement by written notice to such first-mentioned Party;

(xii) In the event of the occurrence of a Bankruptcy Event with respect to a Party, the other Party may terminate this Offtake Supply Agreement by written notice to such first-mentioned Party;

(xiii) In the event (a) of the occurrence of a Bankruptcy Event with respect to any Third Party Manufacturer, any Associated PET Supply Chain or – if applicable – any Associated PEF Supply Chain and such Bankruptcy Event constitutes a Material Adverse Change under this Offtake Supply Agreement and (b) despite their best efforts, the Supplier and the Supplier Affiliates are unable to retain a substitute Third Party Manufacturer, Associated PET Supply Chain, or Associated PEF Supply Chain, as the case may be, within [***] after the occurrence of such Bankruptcy Event, either Party may terminate this Offtake Supply Agreement upon written notice to the other Party;

(xiv) In the event the Supplier fails to achieve any Long Stop Date, Danone may terminate this Offtake Supply Agreement upon written notice to the Supplier;

(xv) If the Danone Affiliates shall fail to pay any amount due the Supplier or any Supplier Affiliate in excess of [***] USD in the aggregate and shall fail to cure such breach within [***] after written notice thereof by the Supplier or any Supplier Affiliate; provided, however, that this clause shall not apply to any amount that is being disputed in good faith;

(xvi) Upon written notice by Danone to the Supplier, in the event the Supplier or any Supplier Affiliate pays the [***] or Liquidated Damages to Danone; or

(xvii) Upon written notice by Danone to the Supplier in the event an Event of Default as defined in the Secured Promissory Note shall occur.

21.3 Prior Written Notice and Cure Period. If either Party breaches this Offtake Supply Agreement and the non-breaching Party desires to terminate this Offtake Supply Agreement, other than pursuant to any termination right set forth in Article 21.2 and except where differing notice and/or cure rights are specifically provided in any other provision of this Offtake Supply Agreement, such non-breaching Party shall first provide the breaching Party with written notice of its intent to terminate this Offtake Supply Agreement. Such notice shall include a reasonable description of the reason for such termination, together with reasonable supporting documentation, if applicable. The breaching Party shall have [***] from the date such notice is given to cure such breach, or, if such breach can be cured but not within such [***] period, such longer period as may be reasonably necessary to cure such breach but in no event more than one [***] days after such notice of breach is given; provided that the breaching Party shall commence within [***] after notice thereof to cure such breach, shall provide the non-breaching Party with an adequate written plan within [***] after such notice of breach to cure such breach within not more than such [***] days after the notice of such breach is given and during such [***] period shall make diligent efforts to cure such breach and provide the non-breaching Party with reports every [***] documenting the breaching Party’s diligent efforts to cure such breach. If such breach is not cured within [***] or such longer time period, up to [***], if applicable, the non-breaching Party shall have the right to terminate this Offtake Supply Agreement by written notice to the breaching Party without prejudice to any other rights, remedies or damages to which the non-breaching Party may be entitled hereunder.

22.	CONSEQUENCES OF EXPIRATION AND TERMINATION

22.1 In case of expiration or termination of this Offtake Supply Agreement for any reason:

22.1.1 the Supplier shall fulfil the Orders in force except in the case of termination pursuant to Article 21.2(xv) (Danone Affiliates’ failure to pay) whereby Article 22.2 shall apply; and

22.1.2 each Party shall immediately return to the other Party all Confidential Information owned by the other Party and shall cease to use any such Confidential Information.

22.2 (i) In the event Danone or a Danone Affiliate, as applicable, fails to purchase and pay for not less than the Minimum Purchase Amount and the Supplier terminates this Offtake Supply Agreement as a result thereof, the Danone Affiliates designated by Danone shall pay the Supplier the [***]. In the event the Supplier or the Supplier Affiliates fails to produce and sell to the Danone Affiliates, not less than the Minimum Purchase Amount, the Supplier shall pay Danone [***]. Notwithstanding the foregoing, the Supplier and the Supplier Affiliates shall have no obligation to make any payment to Danone pursuant to this Article 22.2 if the Pioneer Plant or the New Plant is never built, or does not become operational or ceases to remain operational, in each case, due to material technical problems (other than as a result of the breach of this Offtake Supply Agreement by the Supplier or any Supplier Affiliate). Danone and the Danone Affiliates shall have no liability under this Article 22.2 in the event the Pioneer Plant or New Plant is never built or does not become operational or ceases to remain operational for any reason, other than due to a Danone or Danone Affiliate default under this Offtake Supply Agreement. Notwithstanding the foregoing Danone shall be entitled to exercise its rights and collect all amounts due under the Security Documents.

(ii) Nothing contained in this Article 22.2 shall affect either Party’s rights under Article 24 or 25 or the Confidentiality Agreement.

22.3 Notwithstanding anything to the contrary herein, the Parties acknowledge that the agreements contained herein with respect to the [***] and any Liquidated Damages are an integral part of the transactions contemplated by this Offtake Supply Agreement and without these agreements, the Parties would not enter into this Offtake Supply Agreement. The Parties agree that it would be difficult to determine the actual damages suffered by the Supplier or the Supplier Affiliates upon a breach pursuant to Articles 6.1.4, 6.1.5, 14.3.5, 14.4, 22.2, 22.3, 25.1 or 29 and that the [***] and the Liquidated Damages as applicable, are reasonable amounts that will compensate Danone in the circumstances in which the [***] or the Liquidated Damages is payable. If any Person in the Danone Group becomes entitled to the [***] or the Liquidated Damages, then the sole and exclusive remedy (whether at law or in equity, in contract, in tort or otherwise) of such Person against any Person in the Supplier Group, and upon payment, shall be to receive the [***] or the Liquidated Damages as applicable; no Person in the Danone Group shall be entitled to specific performance or other injunctive relief to compel any Person in the Supplier Group to perform the transactions set forth in Articles 6.1.4, 6.1.5, 14.3.5, 14.4, 22.2, 22.3, 25.1 or 29, as the case may be, and subject to payment to any Person in the Danone Group of the [***] or the Liquidated Damages as applicable, none of Persons in the Supplier Group shall have any further liability or obligation relating to or arising out of this Offtake Supply Agreement or the transactions contemplated by such Articles unless this Offtake Supply Agreement is amended pursuant to the terms hereof. The Parties acknowledge and agree that Supplier’s and the Supplier Affiliates’ maximum aggregate liability with respect to the [***] shall be limited to the amount of [***], and with respect to the Liquidated Damages, to the amounts set forth in Appendix 4. For the avoidance of doubt and notwithstanding any provision of this Offtake Supply Agreement to the contrary: in no event shall any Person in the Supplier Group pay the [***] or the Liquidated Damages more than once; if the [***] or the Liquidated Damages are payable as applicable, they shall each be deemed liquidated damages, and not a penalty, pursuant to this Offtake Supply Agreement, and such payment shall be Danone’s and the Danone Affiliates’ sole and exclusive remedy (including specific performance and any other equitable remedies, which are hereby expressly waived) for the breach giving rise to such payment; and no Person in the Supplier Group shall have any obligation to pay the [***] in the event the Pioneer Plant or New Plant is never built, or does not become operational or ceases to remain operational, in each case, due to material technical problems other than as a result of the willful breach of this Offtake Supply Agreement by the Supplier or any Supplier Affiliate. Notwithstanding the foregoing Danone shall be entitled to exercise its rights and collect all amounts due under the Security Documents.

22.4 Except as expressly set forth herein, termination or expiration of this Offtake Supply Agreement, however caused, shall be without prejudice to any obligations or rights of either of the Parties which may have accrued before termination or expiration and shall not affect any provision of this Offtake Supply Agreement which is expressly or by implication intended to come into effect on, or to continue in effect after, such termination or expiry, including Article 8 (Price and Payment), Article 11 (Customs Clearance), Article 13 (Production Capacity—Security Inventory), Article 14 (Priority Rights to Additional Product), Article 15 (Rebates), Article 17 (Intellectual Property), Article 22 (Consequence of Expiration and Termination), Article 23 (Representations and Warranties—Specific Commitment), Article 24 (Liability and Insurance), Article 25 (Breach of Deadline Dates), Article 33 (Confidentiality—Public Announcements), Article 34 (Non Solicitation), Article 37.8 (Governing Law; Venue; Waivers), Article 37.11 (Independent Contractors) and Article 37.12 (Election of Remedies).

22.5 In the event of the termination of this Offtake Supply Agreement pursuant to Article 22.2, other than as a result of the breach hereof by the Supplier or any Supplier Affiliate, any remaining and unapplied portion of the unpaid principal amount of the Secured Promissory Note shall be paid to Danone in cash within one hundred and twenty (120) days after such termination or expiry of this Offtake Supply Agreement and otherwise subject to the terms and the conditions of the Secured Promissory Note.

23.	REPRESENTATIONS AND WARRANTIES—SPECIFIC COMMITMENT

23.1 Each Party represents and warrants to the other Party that as of the date hereof and during the Term of this Offtake Supply Agreement:

(i) It is a company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization;

(ii) It is an independent company from any of its Affiliates, and except as specifically set forth in the terms of this Offtake Supply Agreement, no Affiliate of a Party shall be bound by any obligation of such Party or any of such Party’s other Affiliates under this Offtake Supply Agreement;

(iii) It has the legal right and authority to perform its obligations under this Offtake Supply Agreement and such obligations constitute valid and binding obligations of and are enforceable against such Party in accordance with their terms;

(iv) It is not a party to any material contract or other arrangement which would conflict with or cause it to breach this Offtake Supply Agreement; and

(v) It has not granted any licenses, rights or options of any kind, which would cause it to breach this Offtake Supply Agreement.

23.2 The Supplier represents and warrants to Danone as of the date hereof and during the Term hereof that:

(i) The Supplier has developed and owns a variety of methods, processes and techniques that are capable of producing Bio-pX from cellulosic materials;

(ii) There is no claim made or threatened against the Supplier and Supplier Affiliates asserting the invalidity, misuse, unenforceability or misappropriation of its Intellectual Property Rights used for Products, and it is not aware of any fact or circumstance in support of such a claim;

(iii) The Products shall be manufactured in compliance with current good manufacturing practices for food ingredients according to the applicable regulations;

(iv) The Supplier and Supplier Affiliates shall perform its services under the Offtake Supply Agreement in a professional manner and that all manufacturing processes to produce the Products, services and deliverables provided under this Offtake Supply Agreement will be in compliance with Applicable Laws;

(v) The Supplier and the Supplier Affiliates have the operational and technical capacity to deal with all the third parties involved in the Associated PET Supply Chain or in the Associated PEF Supply Chain;

(vi) All Bio-pX manufactured will meet the Technical Specifications Bio-pX set out in Appendix 2. The Products supplied to Danone Affiliates will meet the “Resin acceptability” Technical Specifications Bio-PET set out in Appendix 11. Notwithstanding anything else in this Agreement, the Bio-pX will not prevent the Products supplied to Danone Affiliates from meeting the [***] Technical Specifications Bio-PET set out in Appendix 11 or the Technical Specifications Plastic Bottles set out in Appendix 12;

(vii) The Bio-pX, Raw Material Products and Products can be safely incorporated into and/or used safely in beverage and food products for human consumption in accordance with all Applicable Laws;

(viii) All the information and documents communicated to Danone and the Danone Affiliates in connection with this Offtake Supply Agreement are and shall be true, complete and accurate;

(ix) The Supplier and the Supplier Affiliates have the (technical) experience and ability in the field of the intermediate chemical and resin manufacture to perform all of its obligations under this Offtake Supply Agreement with a standard of quality expected from an expert in such field of activity; and

(x) The production and sale of the Raw Material Products and Bio-pX by the Supplier, any Supplier Affiliate or any Third Party Manufacturer will not violate any third party’s Intellectual Property Rights.

23.3 Danone represents and warrants to the Supplier that, subject to Article 35.2, as of the date hereof and during the Term hereof, Danone has and will maintain or will cause the applicable Danone Affiliates to have and maintain the financial resources and capability to satisfy all of Danone’s and the Danone Affiliates’ obligations contemplated by their respective obligations under this Offtake Supply Agreement, including to make the advances contemplated by the Secured Promissory Note and to pay for the Minimum Purchase Amount (which latter obligations of Danone shall in no event exceed the aggregate amount of [***] USD), respectively.

23.4 The Supplier and/or the Supplier Affiliates shall use commercially reasonable efforts to enter into a Services and Supply Agreement in form and substance reasonably satisfactory to Danone with one or more Third Party Manufacturers approved in writing by Danone, who are collectively capable of converting the Raw Material to Products at the volumes of Product, at the quality level and other terms contemplated by this Offtake Supply Agreement. In the event the Supplier or any Supplier Affiliate shall contract with any Third Party Manufacturer to produce FDCA or Bio-PEF for any Danone Affiliate, each of the Supplier, together with Danone or the relevant Danone Affiliate, will collectively use their commercially reasonable efforts to cause such Third Party Manufacturer to represent and warrant to the Supplier and Danone or such Danone Affiliate that the production and sale of such FDCA and/or Bio-PEF will not violate any third party’s Intellectual Property Rights.

24.	LIABILITY AND INSURANCE

24.1 Subject to Article 22.2, the Danone Affiliate designated by Danone shall at such Danone Affiliate’s sole expense fully indemnify, defend and hold harmless the Supplier Group, and their respective directors, employees, attorneys, affiliates and agents from any and all claims, actions, liabilities, damages, losses, costs and expenses, including reasonable attorneys’ fees (collectively, Damages), incurred, suffered or required to be paid, directly or indirectly, as a result of (i) any breach of any representation, warranty or covenant of any Danone Affiliate set forth in this Offtake Supply Agreement, (ii) any act or omission of any Danone Affiliate that constitutes gross negligence or willful misconduct in connection with its performance or non-performance of this Offtake Supply Agreement or (iii) breach of any Order by any Danone Affiliate or any of its authorized subcontractors and/or partners.

24.2 Subject to Article 22.2, the Supplier and the Supplier Affiliates shall, jointly and severally, at their sole expense fully indemnify, defend and hold harmless the Danone Group and their respective directors, employees, attorneys, affiliates and agents from any and all Damages incurred, suffered or required to be paid by any of them, directly or indirectly, solely as a result of (i) any breach of any representation, warranty or covenant of the Supplier or any Supplier Affiliate set forth in this Offtake Supply Agreement, (ii) any act or omission of the Supplier or any Supplier Affiliate that constitutes gross negligence or willful misconduct in the performance or non-performance of this Offtake Supply Agreement, (iii) breach of any Orders by the Supplier, any Supplier Affiliate or any of their authorized subcontractors and/or partners or (iv) any infringement of the Intellectual Property Rights of any third party that results from or arises out of this Offtake Supply Agreement and is based solely on the production of Bio-pX or FDCA (but not any other processes) by the Supplier, the Supplier Affiliates or any of their authorized subcontractors and/or partners.

24.3 Subject to Article 25.1, neither Party shall have the right to recover any Consequential Damages from the other Party or its Affiliate pursuant to Article 24.1 or 24.2 unless such Consequential Damages arise from such other Party’s gross negligence or willful misconduct or injury to person or property caused by such other Party or its agents or subcontractors that are payable to any third party. Under no circumstances shall a Party have any recourse against any Representative of the other Party or any of its Affiliates arising from or related to this Offtake Supply Agreement.

24.4 Insurance.

24.4.1 Throughout the Term and for a period of [***] thereafter, the Supplier or a Supplier Affiliate shall carry, at its sole cost and expense, commercial general liability insurance on a form offering coverages equal to [***] USD, including product liability, and completed operations coverage and broad form vendors and contractual liability endorsements, in the amount of not less than [***] USD combined single limit per occurrence, with such insurance to be primary over and above any other insurance available to the Danone Group.

24.4.2 Such coverage shall be on a date of occurrence form, shall [***]. The insurance coverage required by this Article 24.4 shall [***].

24.4.3 The Supplier or the relevant Supplier Affiliate shall [***].

24.4.4 The terms of any such insurance policy or the amount of any coverage shall not release the Supplier or any Supplier Affiliate of any of their liabilities hereunder. [***].

24.5 Upon request by Danone at any time but [***], the Supplier or the relevant Supplier Affiliate shall provide [***]. If [***], the Supplier or the relevant Supplier Affiliate shall [***].

25.	BREACH OF DEADLINE DATES

25.1 SUBJECT TO FORCE MAJEURE EVENTS AND ARTICLE 22.3, IN THE EVENT THE SUPPLIER OR THE SUPPLIER AFFILIATES ARE NOT ABLE TO OR DO NOT MEET ANY DEADLINE DATE, THE SUPPLIER SHALL, UPON DEMAND BY DANONE, PAY TO DANONE, AS LIQUIDATED DAMAGES AND NOT AS A PENALTY, THE APPLICABLE AMOUNTS REFERRED TO IN APPENDIX 4 (COLLECTIVELY, LIQUIDATED DAMAGES), WHICH LIQUIDATED DAMAGES SHALL BE DANONE’S AND THE DANONE AFFILIATES’ SOLE AND EXCLUSIVE REMEDY FOR ANY SUCH FAILURE BY THE SUPPLIER OR THE SUPPLIER AFFILIATES TO MEET ANY DEADLINE DATE. THE PARTIES AGREE THAT IT WOULD BE DIFFICULT TO DETERMINE THE ACTUAL DAMAGES SUFFERED BY DANONE OR THE DANONE AFFILIATES UPON THE FAILURE OF THE SUPPLIER OR THE SUPPLIER AFFILIATES TO MEET SUCH DEADLINE DATES AND THAT THE FOREGOING LIQUIDATED DAMAGES ARE A REASONABLE APPROXIMATION OF THE DAMAGES THAT WOULD BE LIKELY TO RESULT. NOTWITHSTANDING THE FOREGOING, DANONE SHALL BE ENTITLED TO EXERCISE ITS RIGHTS AND COLLECT ALL AMOUNTS DUE UNDER THE SECURITY DOCUMENTS.

26.	DEVELOPMENTS/INNOVATIONS

26.1 During the Term, the Parties shall meet no less frequently than semi-annually to discuss new developments in the Supplier’s research and development. If there are new products or applications of interest to Danone or the Danone Affiliates, the Parties may, by mutual agreement, expand the scope of the existing Consortium Agreement, or negotiate the terms of a new collaboration, joint development agreement, consortium or alliance agreement or another mutually beneficial relationship.

27.	SERVICE LEVEL

27.1 The Parties agree to carry out, on a regular basis, a global review of the performance of this Offtake Supply Agreement, taking into consideration its qualitative and quantitative aspects.

27.2 Performance rates will be determined and monitored by each Danone Affiliate, based in particular on the quantities mentioned in the Orders and communicated to the Supplier or the relevant Supplier Affiliate.

27.3 Without prejudice to any other damages, rights or remedies to which Danone and the Danone Affiliates may be entitled hereunder, if the quarterly performance rate is [***] or more under the target agreed to by the applicable Danone Affiliate and the Supplier or the relevant Supplier Affiliate, Danone may require the Supplier or the relevant Supplier Affiliate to provide within [***] of its request therefor a commitment and action plan in form and substance satisfactory to Danone, which plan the Supplier or such Supplier Affiliate shall thereafter implement.

28.	ACTIVITY REPORT

28.1 The Supplier agrees to provide (or cause the relevant Supplier Affiliate to provide) Danone with an activity report including:

28.1.1 volumes and turnover of the Raw Material and Products manufactured and supplied and/or made available to Danone and each Danone Affiliate on a monthly basis;

28.1.2 the performance rate, service level and a quality assessment for the Supplier and each Supplier Affiliate, before the end of each calendar quarter.

28.2 The Supplier shall make available to Danone any reasonably required relevant documentation relating to the performance of this Offtake Supply Agreement, during its Term and for a period of three (3) years after its expiration or termination.

29.	CHANGE OF CONTROL

In the event that (a) a Change of Control that constitutes a Material Adverse Change occurs with respect to the Supplier or any Supplier Affiliate or such Change of Control results in a Material Adverse Change to Danone or any Danone Affiliate or (b) any Designated Party or any Consortium Member which is a competitor of Danone shall directly acquire any equity interest in the Supplier or any Supplier Affiliate; provided that, for the avoidance of doubt, equity interests in the Supplier or any Supplier Affiliate as of the date hereof shall not be deemed to trigger clause (b) of this Article 29, Danone shall have the right to terminate this Offtake Supply Agreement upon notice to the Supplier. In the event of the termination of this Offtake Supply Agreement pursuant to clause (b) of this Article 29, the Supplier shall, within sixty (60) days following demand by Danone, pay Danone the [***], which payment shall be Danone’s and the Danone Affiliates’ sole and exclusive remedy for such event. Notwithstanding the foregoing Danone shall be entitled to exercise its rights and collect all amounts due under the Security Documents.

30.	COMPLIANCE WITH APPLICABLE LAWS

In performing its obligations under this Offtake Supply Agreement, the Supplier shall (and shall cause the Supplier Affiliates to) comply at all times with all Applicable Laws.

31.	COMPLIANCE WITH SUSTAINABILITY PRINCIPLES

31.1 The Supplier shall respect and comply with the “Sustainability Principles” set forth in Appendix 13 which include:

31.1.1 the Fundamental Social Principles;

31.1.2 the Fundamental Environmental Principles; and

31.1.3 the Business Ethics Principles.

31.2 To this end, the Supplier represents that the principles set out in the Fundamental Social Principles document and the Business Ethics Principles document have already been implemented by the Supplier and have been or will be implemented by each Supplier Affiliate involved in the performance of this Offtake Supply Agreement and agrees to, and shall ensure that the employees, agents, suppliers (including but not limited to the suppliers responsible for supplying the Feedstocks and the Associated PEF Supply Chain, the Associated PET Supply Chain and the Third Party Manufacturers) and sub-contractors of the Supplier and the Supplier Affiliates comply with said principles, throughout all stages of production, during the Term of this Offtake Supply Agreement. The Supplier shall also strive to continuously work to fully implement the principles laid down in the Fundamental Environmental Principles document.

31.3 To enable the Supplier to better follow up the implementation of the Sustainability Principles within its organization and to enable Danone to obtain updated relevant information about such implementation, the Supplier shall register all of its production sites supplying such information to Danone on a specialized internet platform recommended by Danone.

31.4 The Parties agree that Danone or its authorized representatives shall have the right upon reasonable notice to monitor the Supplier’s and the Supplier Affiliates’ adherence to and implementation of the Sustainability Principles. Danone and the Danone Affiliates shall have the right to audit the manufacturing and/or warehousing sites of the Supplier and the Supplier Affiliates, upon reasonable notice, and subject to the Supplier’s and the Supplier Affiliates’ reasonable safety protocols, to confirm compliance with the Sustainability Principles. The Supplier shall cause each Third Party Manufacturer to grant this audit right to Danone and the Danone Affiliates with respect to the manufacturing and/or warehousing sites of such Third Party Manufacturer.

31.5 If the Supplier breaches this Article 31, the Parties shall meet at Danone’s request and discuss the reasons leading to such breach. The Parties shall then develop and the Supplier shall institute corrective actions with an appropriate time schedule to cure such breach as directed by Danone.

31.6 If such corrective actions are not implemented to Danone’s satisfaction in accordance with the agreed time schedule or if the breach by the Supplier of any of the Sustainability Principles recurs, Danone shall be entitled by written notice to the Supplier to cancel the Orders in force and/or to terminate this Offtake Supply Agreement for breach in accordance with Article 21.2, without liability to the Supplier and the Supplier Affiliates and without prejudice to any damages, rights or remedies to which Danone or the Danone Affiliates may be entitled.

31.7 The Supplier acknowledges that it is familiar with Danone’s Purchasing Code of Ethics (the Code, attached as Appendix 24) and agrees to disclose to Danone any breach of the Code by it or any other Person that is subject to such Code, promptly after having knowledge thereof. To this end, the Supplier shall either inform its usual Danone contact directly or any Danone person in the relevant organization; or use Danone’s confidential dedicated Internet site (at [***]).

31.8 The Supplier shall, according to the provisions set forth in Appendix 5, register on Sedex, which is a platform relating to the performance by the Supplier on sustainability issues.

31.9 The Supplier shall cause the Supplier Affiliates to comply with this Article 31.

32.	CRISIS MANAGEMENT

32.1 In the event of any case of a “Crisis” or “Incident” as defined in the Appendix 9:

32.1.1 the Supplier shall implement the agreed crisis management procedure as attached in Appendix 9;

32.1.2 the Supplier shall not make any public statement, communication or press release, without Danone’s prior written consent, which consent is not to be unreasonably withheld, conditioned or delayed; and

32.1.3 any public statement or communication or press release relating to the Crisis or Incident or generally the relationship with Danone, must be approved in writing by Danone before it is made public.

32.2 The Supplier shall cause Supplier Affiliates to comply with this Article 32 and Appendix 9.

33.	CONFIDENTIALITY – PUBLIC ANNOUNCEMENTS

33.1 The Parties have entered into a Confidentiality Agreement, a copy of which is attached as Appendix 15. Subject to the provisions of Article 33.2, nothing in this Offtake Supply Agreement is intended to modify or supersede the provisions of such Confidentiality Agreement and it will remain in full force and effect after the execution of this Offtake Supply Agreement.

33.2 Neither Party shall be entitled to make any public statement, communication or press release regarding the execution of this Offtake Supply Agreement or any matter relating to or arising out of this Offtake Supply Agreement without the other Party’s prior written agreement, not to be unreasonably withheld or delayed, provided however that (i) the Parties shall first discuss the content of such public statement, communication or press release between them and (ii) such public statement, communication or press release shall be limited to the general terms of this Offtake Supply Agreement without any disclosure, in particular, of its economic terms, subject to Applicable Laws.

34.	NON SOLICITATION

34.1 During the Term and for a period [***] following its expiration or termination for any reason, neither Party shall solicit, recruit, hire or otherwise employ or retain, directly or indirectly (including through any Affiliate), any person employed by the other Party (or any of its Affiliates) who is or has been involved in the negotiations and/or the performance of this Offtake Supply Agreement, in whole or in part, even if such Party is contacted for that purpose by such employee, except for general solicitation of employment not directed at such persons.

34.2 Each Party acknowledges and agrees that the above undertaking is intended to protect each Party’s respective trade secrets and goodwill.

34.3 In the event a Party breaches this Article 34, the breaching Party shall pay the non-breaching Party, upon its demand, an amount, as liquidated damages for breach of this Article 34, equal to the aggregate compensation (including bonuses or the pro rata portion thereof) paid by the non-breaching Party to such employee during the [***] prior to the date such employee commences to be employed by or provide services to the soliciting Party.

35.	ASSIGNMENT

35.1 Except as set forth in this Article 35, the Supplier shall not and shall not permit any Supplier Affiliate to assign or otherwise transfer, in whole or in part any of its rights or obligations under this Offtake Supply Agreement without Danone’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed.

35.2 Danone and each Danone Affiliate may assign or otherwise transfer, in whole or in part, any of its rights or obligations under this Offtake Supply Agreement to any Person upon prior written notice to the Supplier, (a) but without the Supplier’s consent and (b) without further liability to the Supplier or any Supplier Affiliate; [***].

36.	SUBCONTRACTING

36.1 Except for the agreements with Third Party Manufacturers, the Associated PET Supply Chain and the Associated PEF Supply Chain, or with respect to the obligations to be performed by any Supplier Affiliate, in each case as set forth in this Offtake Supply Agreement, the Supplier shall not subcontract all or part of its obligations under this Offtake Supply Agreement without Danone’s prior written consent which shall not be unreasonably withheld or delayed. In case of subcontracting (including to Third Party Manufacturers, the Associated PET Supply Chain and the Associated PEF Supply Chain), the following shall apply:

36.1.1 the Supplier shall remain primarily liable to Danone for the performance by its subcontractor of its obligations under this Offtake Supply Agreement;

36.1.2 the Supplier shall be solely responsible for payment of any sum due to its subcontractor; and

36.1.3 the Supplier shall be responsible for compliance with all Applicable Laws relating to the involvement of such subcontractor in the performance of this Offtake Supply Agreement.

37.	MISCELLANEOUS

37.1 Severability. If any provision of this Offtake Supply Agreement is held under a final court decision to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof.

37.2 Waiver. Failure by a Party to notify the other Party of a breach of any provision of this Offtake Supply Agreement or to enforce any of its rights under this Offtake Supply Agreement shall not constitute a waiver of any continuing breach and/or right to enforce any such rights. A waiver by either Party of a breach of any provision of this Offtake Supply Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same provision or any other provision of this Offtake Supply Agreement.

37.3 Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally or five (5) Business Days after delivery to a courier if sent by private courier guaranteeing next day delivery, addressed as follows:

(i) if to the Supplier:

Micromidas, Inc. dba Origin Materials

930 Riverside Parkway, Suite 10 West

Sacramento, CA 95605

Attn: Contracts and Compliance Manager

With a copy to:

Corporate Counsel

legal@originmaterials.com

(ii) if to Danone:

Danone Asia Pte. Ltd

1 Wallich Street, #18-01

Guoco Tower

Singapore 078881

Attn: Head of SRC Plastic

With a copy to:

[***]

[***]

[***]

[***]

or to such other address as a Party may, from time to time, designate in a written notice to the other Party.

Notwithstanding the foregoing, all communications between the Supplier and any Danone Affiliate in the ordinary course of business shall be given in the manner set forth above and shall be directed to such Danone Affiliate (rather than Danone) to such Danone Affiliate’s address set forth on Appendix 7 hereto.

37.4 Entire Agreement. This Offtake Supply Agreement, together with all Appendices hereto, the Confidentiality Agreement, the Consortium Agreement and the Security Documents, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. In the event of conflict between any provision of this Offtake Supply Agreement and any provision of the

Consortium Agreement, the provisions of this Offtake Supply Agreement shall take precedence and govern; provided, however, that in the event of a conflict between Article 17.1 of this Offtake Supply Agreement and any provision of the Consortium Agreement, such provision of the Consortium Agreement, as applicable, shall take precedence and control.

37.5 Amendments. Any modification or amendment to this Offtake Supply Agreement must be made in writing and shall be signed by both Parties’ authorized representatives.

37.6 Costs and Expenses. All costs and expenses incurred by any Party in connection with the negotiation, execution or performance of this Offtake Supply Agreement shall be exclusively borne by such Party and shall not be reimbursed by the other Party except as otherwise expressly provided in this Offtake Supply Agreement.

37.7 Counterparts. This Offtake Supply Agreement may be executed in any number of counterparts each of which when executed by one or both Parties hereto shall constitute an original but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Offtake Supply Agreement by telecopy or electronically (including a PDF) shall have the same effect as delivery of a manually executed counterpart of this Offtake Supply Agreement.

37.8 GOVERNING LAW; VENUE; WAIVERS. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY OF THIS OFFTAKE SUPPLY AGREEMENT, THE CONSTRUCTION OF ITS TERMS AND THE INTERPRETATION OF THE RIGHTS AND DUTIES OF THE PARTIES, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. EACH PARTY AGREES THAT ANY SUIT ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH PARTY BY MAIL AT THE ADDRESS SPECIFIED IN ARTICLE 37.3 HEREOF. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS OFFTAKE SUPPLY AGREEMENT, (I) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION, (II) THAT SUCH ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT COURT; OR (III) THAT SUCH COURT OR VENUE IS OTHERWISE IMPROPER. EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY.

37.9 Nature of Obligations. All obligations hereunder of the Supplier and the Supplier Affiliates shall be joint and several. Notwithstanding the foregoing or any other provision contained herein, if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis hereunder, then each party’s obligations, to the extent such obligations are secured, shall be several obligations and not joint or joint and several obligations.

37.10 No Liability. Notwithstanding any term or provision to the contrary contained in this Offtake Supply Agreement, the Parties acknowledge and agree that Danone is signing this Offtake Supply Agreement solely (i) on behalf of the Danone Affiliates listed on Appendix 7 hereto, (ii) in order to receive certain notices and (iii) in order to exercise certain rights pursuant to this Offtake Supply Agreement and, except for fraud or criminal misconduct, shall have no liability of any kind or nature arising out of or relating to this Offtake Supply Agreement and the transactions contemplated hereby (Offtake Liabilities), except that Danone shall purchase the Minimum Purchase Amount ([***]) in the event the Danone Affiliates fail to do so (Assumed Obligations), in each case, subject to the terms and conditions of this Offtake Supply Agreement. Prior to the exercise of any option by any Danone Affiliate pursuant to Article 6.1.3.1 or Article 6.1.4, Danone shall provide the Supplier with reasonable evidence of the creditworthiness of such Danone Affiliate to fulfill its obligations thereunder at the time it exercises such option. The Supplier and each Supplier Affiliate hereby agree not to assert any claim for any Offtake Liabilities against Danone (except for the Assumed Obligations) and agree that their recourse for all such Offtake Liabilities shall be limited solely to the applicable Danone Affiliate. Notwithstanding the foregoing, and except as specifically set forth in this Offtake Supply Agreement, the Danone Affiliate designated by Danone (i) shall indemnify, defend and hold harmless the Supplier Group from and against all the tax liabilities, duties and fees imposed on or required in the first instance by Applicable Law by the Danone Affiliates listed in Appendix 7 hereto in connection with any transaction or obligation contemplated by this Offtake Supply Agreement and (ii) shall not take any action the purpose or intent of which is to prejudice the defense of any claim for indemnification under this sentence or induce any Person to assert a claim subject to indemnification under this sentence.

37.11 Independent Contractors. The Parties are each independent contractors, and neither Party is an employee, agent, representative, partner or joint venturer of the other Party, nor has any authority to assume or create any obligation or liability of any kind on behalf of such other Party.

37.12 Election of Remedies. Without limiting Article 22.3, each Party acknowledges and agrees that in the event of any breach of this Offtake Supply Agreement by the other Party, the non-breaching Party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is agreed that (a) the breaching Party shall waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) the non-breaching Party shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance of this Offtake Supply Agreement and to injunctive relief, and the breaching Party further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such specific performance or injunctive relief. Notwithstanding the foregoing, for the avoidance of any doubt, pursuant to Articles 6.1.4, 6.1.5, 14.3.5, 14.4, 22.2, 22.3, 25.1 or 29, the payment of the [***] and the Liquidated Damages as applicable shall be Danone’s and the Danone Affiliates’ sole and exclusive remedy therein and under no circumstances shall Danone or any Danone Affiliate be permitted or entitled to receive both a grant of specific performance or any other equitable relief for the Supplier’s or the Supplier Affiliates’ obligations herein and any money damages, including all or any portion of any [***] or the Liquidated Damages. Notwithstanding the foregoing Danone shall be entitled to exercise its rights and collect all amounts due under the Security Documents.

37.13 New Consortium Members. Within three (3) months following the addition of any new party as an Consortium Member, the Parties shall meet at a mutually acceptable time and place to discuss in good faith any necessary amendments to this Offtake Supply Agreement in a manner equitable to both Parties, and at such meeting the Supplier shall make available to Danone such data and information as Danone shall reasonably require to evaluate any such amendments. For the avoidance of doubt, nothing in this Article 37.13 shall alter the rights and obligations of the Parties under this Offtake Supply Agreement in any way except to the extent that the Parties may agree to do so in writing at or following any such meeting.

37.14 Amendment and Restatement. This Offtake Supply Agreement amends and restates in its entirety the Original Offtake Agreement; provided, that, for all matters arising prior to the date hereof, the terms of the Original Offtake Agreement (as unmodified by this Offtake Supply Agreement) shall control and are hereby ratified and confirmed, in each case subject to Articles 37.15 through 0.

37.15 Termination of Certain Security Documents and Liens.

37.15.1 The Parties hereby agree that, as of the Effective Date, (a) each of the Terminated Security Documents is hereby automatically terminated and (b) the security interests and liens granted pursuant to the Terminated Security Documents are hereby automatically terminated and released without any further action by the Supplier, Micromidas Pioneer or Danone.

37.15.2 Danone (on behalf of itself and each Danone Affiliate) hereby (a) authorizes the Supplier and Micromidas Pioneer to terminate all UCC financing statements filed naming the Supplier or Micromidas Pioneer as debtor and Danone as secured party, (b) agrees to promptly deliver to the Supplier (i) that certain Assignment of Limited Liability Company Interest endorsed by the Supplier in blank and that certain Irrevocable Proxy executed by the Supplier, in each case delivered to Danone in connection with the Original Pledge Agreement and (ii) all other possessory collateral in Danone’s or any Danone Affiliate’s possession which evidences, perfects or otherwise relates to the security interests and liens granted pursuant to the Terminated Security Documents, (c) agrees to promptly execute all reasonable and customary lien releases to release of record all security interests and liens granted pursuant to the Terminated Security Documents and (d) further agrees that, at any time and from time to time hereafter, it will (and will cause any relevant Danone Affiliate to) promptly execute and deliver such other lien releases, discharges of security interests, pledges and guarantees, termination statements or other agreements and instruments to the Supplier or Micromidas Pioneer (or any designee thereof) in form and substance reasonably satisfactory to the Supplier and Micromidas Pioneer, and take such other actions as such Person may reasonably request to further evidence, effect or reflect on public record or otherwise the release of the security interests, pledges, liens and other encumbrances granted pursuant to the Terminated Security Agreements.

37.16 Release and Waiver.

37.16.1 Notwithstanding anything to the contrary in this Amended and Restated Offtake Supply Agreement, the Security Documents, the Original Offtake Agreement, the Original Secured Promissory Note, the Terminated Security Documents or any other agreement, document or instrument relating hereto or thereto, or executed in connection herewith or therewith, Danone (on behalf of itself and each Danone Affiliate) hereby (a) agrees that, upon execution of this Amended and Restated Offtake Supply Agreement, (i) all obligations of Micromidas Pioneer under the Original Offtake Agreement, the Original Secured Promissory Note and the Terminated Security Agreements shall be satisfied in full and terminated; (ii) Micromidas Pioneer shall have no further obligations or liabilities of whatever nature under or in connection with this Offtake Supply Agreement, the Security Documents, the Original Offtake Agreement, the Original Secured Promissory Note, the Terminated Security Documents or any other agreement, document or instrument relating hereto or thereto, or executed in connection herewith or therewith; (iii) all obligations of the Supplier under the Original Pledge Agreement shall be satisfied in full and terminated and (b) unconditionally and forever releases, waives and discharges (x) the Supplier from any and all claims, demands, liabilities, rights of setoff and causes of action of any nature whatsoever, arising under or in connection with the Original Pledge Agreement and (y) Micromidas Pioneer from any and all claims, demands, liabilities, rights of setoff and causes of action of any nature whatsoever, arising under or in connection with this Offtake Supply Agreement, the Security Documents, the Original Offtake Agreement, the Original Secured Promissory Note, the Terminated Security Documents or any other agreement, document or instrument relating hereto or thereto, or executed in connection herewith or therewith. Notwithstanding the foregoing, Supplier and OMC Pioneer each hereby agrees to reimburse Danone and each Danone Affiliate for their respective reasonable and documented out-of-pocket expenses in connection with compliance with Article 37.15 of this Offtake Supply Agreement, including the reasonable and documented fees, disbursements and other charges of counsel for Danone and the Danone Affiliates.

37.16.2 [***].

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, this Amended and Restated Offtake Supply Agreement has been executed and delivered as of the date first written above.

DANONE Asia Pte Ltd [***] [***]

Micromidas, Inc. dba Origin Materials

By:
Its:

Agreed to and Accepted: Origin Materials Canada Pioneer Limited

By:
Its:

IN WITNESS WHEREOF, this Amended and Restated Offtake Supply Agreement has been executed and delivered as of the date first written above.

DANONE Asia Pte Ltd

By:
Its:

Micromidas, Inc. dba Origin Materials

By:	/s/ John Bissell
Its:	CEO

Agreed to and Accepted: Origin Materials Canada Pioneer Limited

By:	/s/ John Bissell
Its:	President

Appendix 4: Timelines

MILESTONE	[***]	DEADLINE DATE	LIQUIDATED DAMAGES AMOUNT	LONG STOP DATE
Supplier Fundraising	31 March 2016	Not applicable	Not applicable	31 December 2016

Commercial Operation Date Pioneer Plant	31 August 2020 (Expected Commercial Operation Date Pioneer Plant)	31 December 2020 (Pioneer Plant Deadline Date)	10% - of the monthly spend per month of delay	31 December 2021 (Pioneer Plant Long Stop Date)

First delivery* of Bio-PET to Danone incorporating Bio-pX from Pioneer Plant	31 March 2021	30 September 2021 (Pioneer Plant Bio-PET Deadline Date)	10% - of the monthly spend per month of delay	30 September 2022 (Pioneer Plant Bio-PET Long Stop Date)

[***]	[***] ([***])	[***] ([***])	[***]	[***] ([***])

[***]	[***]	[***] ([***])	[***]	[***] ([***])

* “First delivery” means the first full delivery (no partial delivery) to Danone or any Danone Affiliate, by the Supplier or any Supplier Affiliate or any Third Party Manufacturer of Bio-PET incorporating Bio-pX manufactured at the Pioneer Plant or at the New Plant (as applicable), in full compliance with the terms and conditions of this Offtake Supply Agreement and the corresponding Orders.

[***].

Appendix 5: Sedex Platform

Each Danone’s selected supplier shall have to register on Sedex.

Sedex is a common data platform, issued from a responsible sourcing initiative called AIM-PROGRESS.

Major FMCG companies (Mars, Diageo, Cadbury Schweppes, Kraft, Nestle, PepsiCo and Unilever) are taking part in the project whose objective is to develop a common approach towards supplier performance on the main sustainability issues (Labor Standards, Health & Safety, Environment and Business Integrity).

Sedex platform gives a supplier the opportunity to share its information not only with Danone but with any of the other AIM-PROGRESS members.

Therefore, each supplier selected by Danone shall register on Sedex platform (www.sedex.org.uk) for each of its production sites Danone. This will allow the supplier:

☐	to upload, store and share its information with as many of its customers as it choose to select;

☐	to satisfy the ethical information requirement for any of its customers who are members of Sedex;

☐	to upload audit results and to share them with its customers;

☐	to avoid multiple audits from different customers – all the members of AIM-PROGRESS group mutually recognize the audits done by any one of them.

The security of all data is of paramount importance to Danone and Sedex, and data can only be shared between companies in a supply chain relationship. As the owner of a site, the supplier must explicitly grant access to member companies within its supply chain.

Appendix 8: Supplier Affiliates

Origin Materials Canada Pioneer Limited

Origin Materials Canada Holding Limited

Appendix 13: Danone’s Sustainability Principles

Sustainability Principles

Fundamental Social Principles

CHILD LABOUR

The company does not employ children aged under 15.

If the law sets a higher minimum working age or compulsory schooling is to a higher age, it is this limit that applies.

Educational programs and training are not included in this limitation.

FORCED LABOUR

The company does not use forced or compulsory labor, meaning any work or service performed under threat or that is not consented to by the person concerned.

DISCRIMINATION

With due regard for Applicable Law, the company refuses to engage in any discriminatory practices.

Discrimination means any distinction, exclusion or preference limiting equality of opportunity or treatment.

It may be based on race, color, sex, sexual orientation, religion, political opinion, age, nationality, family obligations or other considerations.

FREEDOM OF ASSOCIATION AND RIGHT TO COLLECTIVE BARGAINING

The company recognizes and respects employees’ freedom of association and their right to freely choose their representatives.

The company also recognizes employees’ right to collective bargaining.

The company ensures that employee representatives do not suffer any discrimination.

HEALTH CARE AND SAFETY AT WORK

The company ensures that the workplace and its environment do not endanger the physical integrity or health of employees.

Action to reduce the causes of accidents and improve working conditions is the object of ongoing programs.

Sanitary equipment, canteens and housing provided to employees are built and maintained in accordance with applicable legal requirements.

As a minimum, the company must provide employees with safe drinking water, clean toilets in adequate number, adequate ventilation, emergency exits, proper lighting and access to medical care.

7 WORKING HOURS

The company must ensure that national applicable legal restrictions on working hours, including overtime, are complied with.

Employees have at least one day off each week, apart from exceptional circumstances and for a limited period.

7 PAY

The company ensures that:

•	no wage is lower than the applicable legal minimum;

•	all employees receive a pay slip;

•	employees receive a decent wage, as compared to standard pay practices in their country;

•	wage rates for overtime are in all cases higher than for normal hours.

Fundamental Environmental Principles

1 PRESERVATION OF RESOURCES

PRODUCTION

The company shall work on minimizing the consumption of energy coming from all the sources.

It will develop the use of renewable energy.

PACKAGING

The company shall work on minimizing product’s packaging for optimizing the product service (Eco-conception). To do so, the company shall endeavor to use the recycled Raw Material, contribute to developing recycling and recycling fields.

LOGISTICS

The company shall optimize transportation to reduce fuel consumption.

WATER

The company shall minimize the water consumption.

2 CHEMICALS

The company shall reduce the use of chemicals and fertilizers and exclude the use of chemicals and fertilizers which are hazardous to the health of employees and consumers.

3 CLIMATE CHANGE & GREENHOUSE GASES EMISSIONS

The company shall work at measuring direct and indirect greenhouse gases emissions of its different activities.

The company shall work at minimizing its overall greenhouse gases emissions.

4 ENVIRONMENTAL MANAGEMENT

The company shall work at measuring and controlling its environmental risks.

The company shall work at measuring its transported, imported and hazardous wastes according to the Basel Convention.

The company shall aim to put in place the environmental management system recognized by national/international authorities.

5 ANIMAL TESTING

Suppliers who provide either milk or meat to Danone should incorporate measures to protect the welfare of their livestock. Animal testing should not be performed if another scientifically satisfactory method of obtaining the result sought, not entailing the use of an animal, is reasonably and practically available.

Business Ethics Principles

The highest standards of ethical, moral and lawful conduct are expected from our suppliers. In particular, we expect our suppliers, their agents and their contractors, to be familiar with and comply with all legal and contractual obligations relating to their business activities, and we will not accept any conduct (including by omission) that is unlawful or that violates such obligations. Further, we prohibit the offer or receipt of gifts, hospitality or expenses whenever such arrangements could affect the outcome of business transactions and are not reasonable.

Appendix 16: List of Consortium Members

1.	Danone

2.	Nestlé Waters

3.	PepsiCo

4.	Origin